Exhibit 10.1

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT

dated as of June 30, 2025,

among

WEYERHAEUSER COMPANY,

The LENDERS Party Hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A.,

MUFG BANK, LTD.,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

BOFA SECURITIES, INC.,

PNC CAPITAL MARKETS LLC,

THE BANK OF NOVA SCOTIA,

SUMITOMO MITSUI BANKING CORPORATION,

TRUIST SECURITIES, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners,

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A.,

MUFG BANK, LTD.

and

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

as Co-Syndication Agents

and

BANK OF AMERICA, N.A.,

PNC BANK, NATIONAL ASSOCIATION,

THE BANK OF NOVA SCOTIA,

SUMITOMO MITSUI BANKING CORPORATION,

TRUIST BANK

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

i

ii

SCHEDULES:
Schedule 1.01	—	Unrestricted Subsidiaries
Schedule 2.01	—	Lenders; Commitments
Schedule 2.05	—	LC Commitments
Schedule 3.06	—	Litigation
EXHIBITS:
Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing/Interest Election Request
Exhibit C-1	—	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit C-2	—	Form of U.S. Tax Compliance Certificate for Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit C-3	—	Form of U.S. Tax Compliance Certificate for Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit C-4	—	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit D	—	Form of Compliance Certificate

iii

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT dated as of June 30, 2025 (this “Agreement”), among WEYERHAEUSER COMPANY, a Washington corporation, the LENDERS party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as the administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitment” means, at any time, the sum of the Revolving Commitments of all the Lenders at such time.

“Aggregate Revolving Exposure” means, at any time, the sum of the Revolving Exposures of all the Lenders at such time.

“Agreement” has the meaning set forth in the preamble hereto.

“Anti-Corruption Laws” means all laws, rules and regulations of the United States and Canada applicable to the Borrower or any Restricted Subsidiary from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the Corruption of Foreign Public Officials Act (Canada).

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Percentage” means, at any time, with respect to any Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time. If all the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to the facility fees payable hereunder, or with respect to any Base Rate Loan, Term SOFR Loan or Daily Simple SOFR Loan, as the case may be, the applicable rate per annum set forth below based upon the Ratings received from S&P and Moody’s:

S&P: Moody’s:	Level 1 A- or higher A3 or higher	Level 2 BBB+ Baa1	Level 3 BBB Baa2	Level 4 BBB- Baa3	Level 5 BB+ or lower Ba1 or lower
Facility Fee	0.085%	0.100%	0.110%	0.150%	0.225%
Term SOFR Loan/Daily Simple SOFR Loan	0.790%	0.900%	1.015%	1.100%	1.150%
Base Rate Loan	0.000%	0.000%	0.015%	0.100%	0.150%

For purposes of the foregoing, (a) in the event either S&P or Moody’s shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), the Applicable Rate shall be based on the remaining Rating by either S&P or Moody’s, as the case may be, (b) in the event neither S&P nor Moody’s shall have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), the Applicable Rate shall be based on Level 5, (c) if the Ratings established by S&P or Moody’s shall fall within different Levels, the Applicable Rate shall be based on the higher of the two Ratings, unless the Ratings differ by two or more Levels, in which case the Applicable Rate shall be based on the Level one level below that corresponding to the higher Rating, and (d) if the Rating by S&P or Moody’s shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change is received by the Borrower, the Administrative Agent or the Lenders. Each

change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody’s shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of a Rating from such rating agency (it being agreed that, notwithstanding anything in Section 9.02 to the contrary, any such amendment may be effected with the consent of the Required Lenders) and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating from such rating agency most recently in effect prior to such change or cessation.

“Approved Fund” means any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., MUFG Bank, LTD., Coöperatieve Rabobank U.A., New York Branch, BofA Securities, Inc., PNC Capital Markets LLC, The Bank of Nova Scotia, Sumitomo Mitsui Banking Corporation, Truist Securities, Inc. and U.S. Bank National Association, in their capacities as the joint lead arrangers and joint bookrunners for the credit facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower, in each case with the consent of any Person whose consent is required by Section 9.04 and accepted by the Administrative Agent.

“Attributable Debt” means, in respect of any Sale and Lease-Back Transaction at any time, the present value (discounted at the interest rate implicit in such transaction) of the obligation of the lessee for rental payments during the remaining term of the applicable lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended), determined in accordance with GAAP; provided that if such Sale and Lease-Back Transaction results in a Capital Lease Obligation, the amount of “Attributable Debt” represented thereby will be determined in accordance with the definition of “Capital Lease Obligations”.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(c)(iv).

“Backstopped Letter of Credit” has the meaning set forth in Section 2.05(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1%; provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, as applicable. Notwithstanding the foregoing, in no event shall the Base Rate be less than zero.

“Base Rate Loan” means a Loan that bears interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate or the Daily Simple SOFR Rate, as applicable; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, the Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities in the United States at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities in the United States at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)
in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such

Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 120th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 120 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 2.13(c)(i) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 2.13(c)(i).

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Weyerhaeuser Company, a Washington corporation, and its successors permitted by Section 6.03.

“Borrowing” means (a) Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which shall be, in the case of any such written request, in the form of Exhibit B or any other form reasonably acceptable to the Administrative Agent and the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the NYFRB is closed.

“Capital Lease Obligations” of any Person means, subject to Section 1.04, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the SEC under the Exchange Act as in effect on the date hereof, but excluding any employee benefit plan of the Borrower or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall own directly or indirectly, beneficially or of record, shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were not (i) directors of the Borrower on the date hereof, (ii) directors nominated or appointed by the management of the Borrower or (iii) directors nominated, appointed or approved by a majority of the directors referred to in the preceding clauses (i) and (ii) or this clause (iii).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or any other Class of Commitments created pursuant to Section 2.21 and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Section 2.21.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means a Revolving Commitment or any other Class of commitment established pursuant to Section 2.21, or any combination thereof (as the context requires).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR, the use or administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) determines in its commercially reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in its commercially reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its commercially reasonable discretion that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets” means, as of any date, the consolidated total assets of the Borrower that would be reported as “total assets” on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP, but excluding therefrom the total assets of any Unrestricted Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m., New York City time, on the second U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three consecutive SOFR Rate Days and (b) zero. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate determined by reference to Daily Simple SOFR.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, unless cured or waived, an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Borrower, the Administrative Agent, an Issuing Bank or the Swingline Lender made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Borrower, the Administrative Agent, such Issuing Bank or the Swingline Lender, as applicable, of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

“Disclosed Matters” means any information disclosed in (a) the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2024, the Quarterly Report on Form 10-Q of the Borrower for the fiscal quarter ended March 31, 2025 and all other reports publicly filed by the Borrower with the SEC on Form 8-K since December 31, 2024 and prior to the date hereof and (b) the actions, suits and proceedings disclosed on Schedule 3.06.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of any Person described in clause (a) above or (c) any institution established in an EEA Member Country that is a subsidiary of any Person described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means June 30, 2025.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any commercial bank, any investment bank, any savings and loan association, any savings bank, finance company, financial institution and any insurance company that, in each case under this clause (d), extends credit or makes, invests in, or purchases loans in the ordinary course of business, other than, in each case, (i) the Borrower or any Subsidiary or other Affiliate thereof, (ii) any Defaulting Lender or (iii) any natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees, directives and other laws, and all injunctions, notices or binding agreements, issued, promulgated or entered into by or with any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, or to health or safety matters (as such relate to Hazardous Materials).

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a “single employer” within the meaning of Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any Subsidiary or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the filing of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any Subsidiary or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Borrower or any Subsidiary or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any Subsidiary or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Section 4245 of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA, or terminated, within the meaning of Section 4041A of ERISA or (i) the conditions for imposition of a Lien under Section 303(k) of ERISA shall have been met with respect to any Plan.

“Erroneous Payment” has the meaning set forth in Section 9.20(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 9.20(d).

“Erroneous Payment Impacted Class” has the meaning set forth in Section 9.20(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 9.20(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Revolving Credit Facility Agreement dated as of March 13, 2023, among the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, as in effect immediately prior to the Effective Date.

“Existing Letter of Credit” means any letter of credit issued by an Issuing Bank (including any Issuing Bank that becomes such pursuant to Section 2.05(j) concurrently with such designation) for the account of the Borrower or any Subsidiary that, subject to the limitations on the amount of the LC Exposure set forth in Section 2.05(b), is designated as an Existing Letter of Credit by notice thereof by the Borrower and such Issuing Bank to the Administrative Agent and a representation by the Borrower that the conditions precedent set forth in Sections 4.02(a) and 4.02(b) shall be satisfied immediately after giving effect thereto.

“Existing Maturity Date” has the meaning set forth in Section 2.21(a).

“Existing Revolving Borrowings” has the meaning set forth in Section 2.20(e).

“Extending Lender” has the meaning set forth in Section 2.21(a).

“Extension” has the meaning set forth in Section 2.21(a).

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and one or more Extending Lenders, effecting an Extension and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the NYFRB on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate as so determined shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means, with respect to any Person, the chief financial officer, the principal accounting officer, the treasurer or the controller of such Person.

“Floor” means a rate of interest equal to zero (0%).

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Borrower)).

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Incremental Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.20, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.20.

“Incremental Lender” means a Lender with an Incremental Commitment.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (other than, for the avoidance of doubt, performance bonds, surety bonds and similar instruments), (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services due more than six months after such property is acquired or such services are completed (excluding (i) trade accounts payable and accrued expenses, in each case incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Borrower or any Subsidiary and any such obligations incurred under ERISA and (iii) any purchase price adjustment or earn-out obligation, except, in the case of this clause (iii), to the extent that the amount thereof is due and payable), (d) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, valued, as of any date of determination, at the lesser of (i) the principal amount of such Indebtedness and (ii) the fair market value of such property (as determined in good faith by such Person), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person and (g) all obligations of such Person as an account party in respect of letters of credit (other than trade related letters of credit issued in the ordinary course of business) and the principal component of all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning set forth in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07, which shall be, in the case of any such written request, in the form of Exhibit B or any other form reasonably acceptable to the Administrative Agent and the Borrower.

“Interest Payment Date” means (a) with respect to any Base Rate Revolving Loan and any Daily Simple SOFR Loan, the last Business Day of each March, June, September and December, (b) with respect to any Term SOFR Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Revolving Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the last Business Day of each March, June, September and December.

“Interest Period” means, with respect to any Term SOFR Revolving Borrowing, the period commencing on the date of such Borrowing and ending on the day that is one, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.13(c)(iv) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuing Banks” means (a) Wells Fargo Bank, National Association, (b) JPMorgan Chase Bank, N.A., (c) MUFG Bank, Ltd., (d) Coöperatieve Rabobank U.A., New York Branch and (e) each other Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than, in each case, any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion but subject to the prior consent of the Borrower, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit that, subject to the terms and conditions hereof, are required to be issued by such Issuing Bank. The amount of each Issuing Bank’s LC Commitment (a) is as set forth on Schedule 2.05 or, in the case of any Issuing Bank that becomes an “Issuing Bank” hereunder pursuant to Section 2.05(j), as set forth in a written agreement referred to in such Section or (b) is such other maximum permitted amount with respect to any Issuing Bank as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Issuing Bank and the Borrower.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit remaining available for drawing at such time (assuming compliance at such time with all conditions to drawing) and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.19 of the LC Exposures of Defaulting Lenders in effect at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, hypothecation, charge or security interest on, in or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset; provided that an operating lease shall not be deemed to constitute a Lien.

“Loan Documents” means this Agreement, the Extension Agreements, the Incremental Facility Agreements, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(c).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means (a) a materially adverse effect on the business, financial condition, operations or properties of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) a materially adverse effect on the ability of the Borrower to perform its payment obligations under any Loan Document or (c) a materially adverse effect on the rights and remedies available to the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than (x) Indebtedness under the Loan Documents or (y) Indebtedness between or among the Borrower and its Subsidiaries) of the Borrower and the Restricted Subsidiaries in an aggregate principal amount of $200,000,000 or more.

“Material Restricted Subsidiary” means each Restricted Subsidiary (a) the total assets of which (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) equal 5.0% or more of the Consolidated Total Assets or (b) the revenues of which (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) equal 5.0% or more of the consolidated revenues of the Borrower and the Restricted Subsidiaries, in each case as of the last day of or for the most recently ended period of four fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01 (or, prior to the first such delivery, such period ended March 31, 2025).

“Maturity Date” means the five-year anniversary of the Effective Date, as such date may be extended pursuant to Section 2.21.

“Maturity Date Extension Request” has the meaning set forth in Section 2.21(a).

“Maximum Rate” has the meaning set forth in Section 9.13.

“MNPI” means material information concerning the Borrower or any Subsidiary or their securities that is not Public Information. For purposes of this definition, “material information” means information concerning the Borrower or the Subsidiaries, or any of their securities, that could reasonably be expected to be material for purposes of the United States Federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning set forth in Section 2.21(a).

“NYFRB” means the Federal Reserve Bank of New York.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, excise, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“Payment Recipient” has the meaning set forth in Section 9.20(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any Subsidiary or any of their respective ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01(d).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime commercial lending rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Information” means any information that (a) has been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act, or (b) does not constitute material information concerning the Borrower or the Subsidiaries or their securities. For purposes of this definition, “material information” means information concerning the Borrower or the Subsidiaries, or any of their securities, that could reasonably be expected to be material for purposes of the United States Federal and state securities laws.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Rating” means, as of any date, (a) the rating by Moody’s or S&P, as the case may be, in effect on such date of the Senior Unsecured Long-Term Debt of the Borrower or (b) if Moody’s or S&P, as the case may be, does not have a rating in effect on such date of the Senior Unsecured Long-Term Debt of the Borrower, the corporate rating of the Borrower by Moody’s or S&P, as applicable.

“Recipient” means the Administrative Agent, any Lender and any Issuing Bank, or any combination thereof (as the context requires).

“Register” has the meaning set forth in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Relevant Governmental Body” means the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB or, in each case, any successor thereto.

“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time. For purposes of this definition, the amount of Revolving Exposures and unused Revolving Commitments shall be determined by excluding the Revolving Exposure and unused Revolving Commitments of any Defaulting Lender.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, the principal accounting officer, the treasurer, the controller (or an individual performing an equivalent function) or the general counsel of such Person.

“Restricted Subsidiary” means each Subsidiary that is not an Unrestricted Subsidiary.

“Resulting Revolving Borrowings” has the meaning set forth in Section 2.20(e).

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” means a Borrowing consisting of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments on the Effective Date is $1,750,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and such Lender’s LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a revolving loan made by a Lender to the Borrower pursuant to Section 2.01.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower or a Restricted Subsidiary of any real property in the United States of America (except for temporary leases for a term of not more than three years), which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of specially designated Persons maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the Department of Foreign Affairs, Trade and Development (Canada) or (b) any Person owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the Department of Foreign Affairs, Trade and Development (Canada).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Senior Unsecured Long-Term Debt” means senior, unsecured, noncredit-enhanced long-term indebtedness for borrowed money of the Borrower.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body members (other than Equity Interests having such power only by reason of the happening of a contingency) are, at the time any determination is being made, beneficially owned by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time, adjusted to give effect to any reallocation under Section 2.19 of the Swingline Exposures of Defaulting Lenders in effect at such time.

“Swingline Lender” means Wells Fargo Bank, National Association, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a loan made pursuant to Section 2.04.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means:

(a)
for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)
for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan bearing interest at a rate based on Term SOFR (other than as a result of clause (c) of the definition of “Base Rate”).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, at any time, the last day of the then most recently ended fiscal quarter or fiscal year of the Borrower with respect to which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b).

“Timber Installment Notes Collateral” means any credit support provided in any timber installment note transaction.

“Total Adjusted Shareholders’ Equity” means, as of any date, the consolidated shareholders’ equity of the Borrower that would be reported as “total equity” on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP; provided that, for purposes of calculating “Total Adjusted Shareholders’ Equity”, there shall be excluded (a) any cumulative other comprehensive income or loss, in each case as reflected on the consolidated balance sheet of the Borrower in accordance with GAAP, (b) treasury common shares in the Borrower and (c) the aggregate net book value (after deducting any reserves applicable thereto) of investments in Unrestricted Subsidiaries.

“Total Funded Indebtedness” means, as of any date, the Loans and any other Indebtedness of the Borrower and the Restricted Subsidiaries that would be reported as “long-term debt”, “current maturities of long-term debt” or “short-term debt” on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP, in an amount that would be so reported, provided that, for purposes of calculating “Total Funded Indebtedness”, there shall be excluded (a) any Indebtedness of Unrestricted Subsidiaries, (b) any Indebtedness that is non-recourse to the Borrower and the Restricted Subsidiaries, including any Indebtedness reported as “long-term debt (nonrecourse to the company) held by variable interest entities” or “current debt (nonrecourse to the company) held by variable interest entities” on a consolidated balance sheet of the Borrower, and (c) any Indebtedness secured by Timber Installment Notes Collateral in an amount equal to at least 90% of the outstanding principal amount thereof.

“Transactions” means (a) the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (b) the payment of fees and expenses in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR (other than as a result of clause (c) of the definition of “Base Rate”), Daily Simple SOFR or the Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means (a) each Subsidiary designated as an Unrestricted Subsidiary on Schedule 1.01 or by a Responsible Officer of the Borrower in the manner provided below, in each case until such time as such Subsidiary is redesignated as a “Restricted Subsidiary” in the manner provided below, and (b) each subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Subsidiary as an “Unrestricted Subsidiary” by delivering to the Administrative Agent a certificate of a Responsible Officer of the Borrower specifying such designation and certifying that immediately after giving effect to such designation no Default shall have occurred and be continuing. The Borrower may designate any Unrestricted Subsidiary as a “Restricted Subsidiary” by delivering to the

Administrative Agent a certificate of a Responsible Officer specifying such redesignation and certifying that immediately after giving effect to such designation (i) no Default shall have occurred and be continuing and (ii) the Borrower will, on a pro forma basis as of the last day of the then most recent Test Period, have been in compliance with Sections 6.04 and 6.05.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Section 2.03 or 2.07, such day is also a Business Day.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.16(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Participant” has the meaning set forth in Section 9.04(c)(iii).

“Voting Participant Notification” has the meaning set forth in Section 9.04(c)(iii).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Loan” or “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Loan” or “Term SOFR Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall, except as otherwise provided herein, be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the adoption by the Borrower of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capitalized asset with a corresponding lease liability where such lease (or similar arrangement) would not have been required to be so treated prior to the adoption by the Borrower of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842).

SECTION 1.05 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Daily Simple SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.13(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Daily Simple SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes, it being understood, however, that the foregoing shall not affect the express obligations of the Administrative Agent set forth herein. The Administrative Agent and its Affiliates or other related entities may engage, outside the transactions contemplated by this Agreement, in transactions that affect the calculation of the Term SOFR Reference Rate, Daily Simple SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Daily Simple SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Article II

The Credits

SECTION 2.01 Revolving Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans in Dollars to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (b) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.

(b)
Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of Base Rate Revolving Loans, Term SOFR Revolving Loans or Daily Simple SOFR Loans, as the Borrower may request in accordance herewith. Each Lender at its option may make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement and (ii) any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.14 or 2.16 with respect to such Revolving Loan than that to which the applicable Lender (acting through its domestic branch) was entitled on the date on which such Revolving Loan was made (or, to the extent provided in such Section, would have been entitled as a result of a Change in Law after the date on which such Revolving Loan was made).
(c)
At the commencement of each Interest Period for any Term SOFR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that a Term SOFR Revolving Borrowing that results from a continuation of an outstanding Term SOFR Revolving Borrowing may be in an aggregate amount (i) that is equal to such outstanding Borrowing or (ii) that is equal to the entire unused balance of the Aggregate Revolving Commitment. At the time that each Base Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a Base Rate Revolving Borrowing may be in an aggregate amount (A) that is equal to the entire unused balance of the Aggregate Revolving Commitment, (B) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) or (C) that is required to finance the repayment or prepayment of any Swingline Loan. At the time that each Daily Simple SOFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that a Daily Simple SOFR Borrowing may be in an aggregate amount (1) that is equal to the entire unused balance of the Aggregate Revolving Commitment, (2) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) or (3) that is required to finance the repayment or prepayment of any Swingline Loan. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that a Swingline Loan may be in an aggregate amount (x) that is equal to the entire unused balance of the Aggregate Revolving Commitment or (y) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Revolving Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) Term SOFR Revolving Borrowings outstanding.
(d)
Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Term SOFR Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date (for the avoidance of doubt, as it may be extended pursuant to Section 2.21).

SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall give notice (which notice may be given by telephone, to be confirmed in writing as set forth below) to the Administrative Agent (a) in the case of a Term SOFR Revolving Borrowing, not later than 12:00 p.m., Pacific time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Revolving Borrowing or a Daily Simple SOFR Borrowing, not later than 10:00 a.m., Pacific time, on the day of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be made (or, in the case of any telephonic Borrowing Request, shall be confirmed promptly) by hand delivery or electronic transmission of a “pdf” or similar copy to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)
the aggregate amount of such Revolving Borrowing;
(ii)
the date of such Revolving Borrowing, which shall be a Business Day;
(iii)
whether such Revolving Borrowing is to be a Base Rate Revolving Borrowing, a Term SOFR Revolving Borrowing or a Daily Simple SOFR Borrowing;

(iv)
in the case of a Term SOFR Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)
the location and number of the account to which funds are to be disbursed or, in the case of any Base Rate Revolving Borrowing or Daily Simple SOFR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement or, in the case of any Base Rate Revolving Borrowing requested to finance the repayment or prepayment of any Swingline Loan, an indication to that effect.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (i) in the case of a Borrowing Request delivered by the time referred to in clause (a) above, a Term SOFR Revolving Borrowing with an Interest Period of one month’s duration and (ii) otherwise, a Base Rate Revolving Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

SECTION 2.04 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding $200,000,000 or (ii) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment; provided that during any period of 15 Business Days, there shall be at least one Business Day on which, after giving effect to the repayment or prepayment of Swingline Loans outstanding on such day, no Swingline Loan is outstanding. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)
To request a Swingline Loan, the Borrower shall give notice (which notice may be given by telephone, to be confirmed in writing as set forth below) to the Swingline Lender, with a copy to the Administrative Agent, not later than 12:30 p.m., Pacific time, on the day of the proposed Swingline Loan. Each such Borrowing Request shall be irrevocable and shall be delivered (or, in the case of any telephonic Borrowing Request, shall be confirmed promptly) by hand delivery or electronic transmission of a “pdf” or similar copy to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan and the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that has made such LC Disbursement. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, by 1:30 p.m., Pacific time (or, if earlier, one hour after the time of receipt by the Swingline Lender of such Borrowing Request), on the requested date of such Swingline Loan.
(c)
The Swingline Lender may by written notice given to the Administrative Agent not later than 9:00 a.m., Pacific time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of the Swingline Loans in which the Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above (and in any event, if such notice is received by 9:00 a.m., Pacific time, on a Business Day, no later than 2:00 p.m., Pacific time, on such Business Day, and if received after 9:00 a.m., Pacific time, on a Business Day, no later than 7:00 a.m., Pacific time, on the immediately succeeding Business Day), to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Swingline Loan was made, the Required Lenders shall have notified the Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Swingline Loan were then made. Each Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Swingline Loan.

SECTION 2.05 Letters of Credit. (a) General; Certain Conditions. Subject to the terms and conditions set forth herein, each Issuing Bank agrees to issue Letters of Credit for the account of the Borrower or the account of any Subsidiary, denominated in Dollars and in a form reasonably acceptable to the applicable Issuing Bank (and to amend (in the form reasonably acceptable to the applicable Issuing Bank), renew or extend Letters of Credit previously issued by it as requested by the Borrower), at any time and from time to time during the Revolving Availability Period; provided that a Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension, (i) the face amount of outstanding Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank (unless otherwise agreed by such Issuing Bank), (ii) the total LC Exposure shall not exceed $150,000,000, (iii) the Revolving Exposure of any Lender shall not exceed the Revolving Commitment of such Lender and (iv) the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitment. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.11(b) to the same extent as if it were the sole account party in respect of such Letter of Credit. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (f) of this Section), to be a Letter of Credit issued hereunder. Notwithstanding anything contained in any letter of credit application or other agreement furnished to any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit, (i) all provisions of such letter of credit application or other agreement purporting to grant Liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, (ii) in the event that such letter of credit application or other agreement includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement or the other Loan Documents, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained herein or in the other Loan Documents shall be deemed incorporated therein or, to the extent more restrictive, shall be deemed for purposes of such letter of credit application or other agreement to be the same as the analogous provisions of this Agreement or the other Loan Documents and (iii) in the event of any other inconsistency between the terms and conditions of such letter of credit application or other agreement and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

(b)
Notice of Issuance, Amendment, Renewal, Extension. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal or extension permitted pursuant to paragraph (c) of this Section), the Borrower shall hand deliver, email or (if arrangements for doing so have been approved by the recipient) transmit by other electronic communication of a “pdf” or a similar copy to the applicable Issuing Bank and the Administrative Agent, at least two Business Days (or such shorter period as may be acceptable to the applicable Issuing Bank) in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request.
(c)
Expiration Date. Each Letter of Credit shall by its terms expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that (A) any Letter of Credit may contain customary automatic renewal or extension provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not, subject to clause (B) below, to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal or extension from occurring by giving notice to the beneficiary in advance of any such renewal or extension not later than a day in each such 12-month period to be agreed upon at the time such Letter of Credit is issued and (B) any Letter of Credit may expire after the applicable date referred to in clause (ii) above if such Letter of Credit is, at the time it is issued, renewed or extended, cash collateralized or otherwise backstopped in an amount and manner and pursuant to documentation approved in writing by the applicable Issuing Bank and the Administrative Agent (such approval to be at the sole discretion of the applicable Issuing Bank and the Administrative Agent) (any such Letter of Credit being referred to as the “Backstopped Letter of Credit”).

(d)
Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Lender, the Issuing Bank that is the issuer thereof hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Required Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e)
Disbursements. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it and shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery or electronic transmission of a “pdf” or similar copy) of such demand for payment and whether such Issuing Bank has made or will make an

LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)
Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 p.m., Pacific time, on the second Business Day immediately following the day that the Borrower receives notice of such LC Disbursement; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Base Rate Revolving Borrowing, a Daily Simple SOFR Borrowing or a Swingline Loan and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing or Swingline Loan. If the Borrower fails to reimburse any LC Disbursement by the time specified above, the Administrative Agent shall notify each Lender of such failure, the payment then due from the Borrower in respect of the applicable LC Disbursement and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Lenders. If any Lender shall not have paid to the Administrative Agent its Applicable Percentage of the amount then due from the Borrower as provided in the preceding sentence, such Lender shall pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at, for the first such date, the Federal Funds Effective Rate and, for each day thereafter, the Base Rate. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of a Base Rate Revolving Borrowing or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(g)
Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuing Bank or its Related Parties (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.Notwithstanding anything to the contrary herein, no Issuing Bank shall be responsible to the Borrower for, and such Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the applicable laws or any order of a jurisdiction in which such Issuing Bank or the beneficiary is located, the practice stated in the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or UCP, as applicable, or in the decisions, opinions, practice statements or official commentary of the International

Chamber of Commerce Banking Commission, the Banker’s Association for Finance and Trade (BAFT) or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.
(h)
Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to Base Rate Revolving Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.
(i)
Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(b) or 2.19(c), but in no event in excess of 100% of the LC Exposure. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made as reasonably agreed by the Administrative Agent and the Borrower and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to, in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, no excess shall exist under Section 2.10(b) and no Event of Default shall have occurred and be continuing. If the Borrower is required to provide an amount of cash collateral pursuant to Section 2.19(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.
(j)
Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by any Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, the Borrower and such new Issuing Bank and which shall set forth the LC Commitment of such new Issuing Bank, executed by the Borrower, the Administrative Agent and such new Issuing Bank and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.
(k)
Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the date set forth in such notice; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l)
Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(m)
LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that by its terms provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.06 Funding of Borrowings. (a) Each Lender shall make (i) each Term SOFR Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 9:00 a.m., Pacific time, and (ii) each Base Rate Revolving Loan and Daily Simple SOFR Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Pacific time (or, if earlier, two hours after the time of delivery to the Administrative Agent of the applicable Borrowing Request), in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make Revolving Loans available to the Borrower by remitting the amounts so received, in like funds, promptly (and, in any event, by (i) 9:30 a.m., Pacific time, in the case of Term SOFR Revolving Loans and (ii) 1:30 p.m., Pacific time, in the case of Base Rate Revolving Loans and Daily Simple SOFR Revolving Loans) to the account specified by the Borrower in the applicable Borrowing Request; provided that (A) the proceeds of Base Rate Revolving Loans or Daily Simple SOFR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall, by such time, be remitted by the Administrative Agent to the Issuing Bank specified by the Borrower in the applicable Borrowing Request and (B) the proceeds of Base Rate Revolving Loans or Daily Simple SOFR Revolving Loans made to finance the repayment or prepayment of a Swingline Loan shall, by such time, be remitted to the Swingline Lender.

(b)
In connection with any Revolving Borrowing hereunder, the Administrative Agent may assume that each Lender has made its applicable share of such Revolving Borrowing available on the date of such Revolving Borrowing in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Revolving Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Revolving Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type and, in the case of a Term SOFR Revolving Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Revolving Borrowing to a Revolving Borrowing of a different Type or to continue such Revolving Borrowing and, in the case of a Term SOFR Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Revolving Loans comprising such Revolving Borrowing, and the Revolving Loans comprising each such portion shall be considered a separate Revolving Borrowing. This Section shall not apply to Swingline Loans.

(b)
To make an election pursuant to this Section, the Borrower shall give notice (which notice may be given by telephone, to be confirmed in writing as set forth below) to the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be made (or, in the case of any telephonic Interest Election Request, shall be confirmed promptly) by hand delivery or electronic transmission of a “pdf” or similar copy to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the Revolving Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Revolving Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Revolving Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
whether the resulting Revolving Borrowing is to be a Base Rate Revolving Borrowing, a Daily Simple SOFR Revolving Borrowing or a Term SOFR Revolving Borrowing; and
(iv)
if the resulting Revolving Borrowing is to be a Term SOFR Revolving Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Revolving Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c)
Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Revolving Borrowing.
(d)
If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term SOFR Revolving Borrowing for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Revolving Borrowing may be converted to or continued as a Term SOFR Revolving Borrowing or converted to a Daily Simple SOFR Revolving Borrowing and (ii) unless repaid, each Term SOFR Revolving Borrowing shall be converted to a Base Rate Revolving Borrowing at the end of the Interest Period applicable thereto and each Daily Simple SOFR Revolving Borrowing shall be converted to a Base Rate Revolving Borrowing on the next Interest Payment Date therefor.

SECTION 2.08 Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall automatically terminate on the Maturity Date.

(b)
The Borrower may at any time terminate, or from time to time permanently reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment.
(c)
The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that any such notice may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments pursuant to this Section (and not, for the avoidance of doubt, any reduction resulting from the termination of any Revolving Commitment of any Lender as provided in Section 2.18(b)) shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

SECTION 2.09 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of (A) the Maturity Date and (B) the date that is the 15th Business Day after the date that such Swingline Loan is made.

(b)
The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that in the event of any inconsistency between the records maintained by the Administrative Agent and any Lender, the records maintained by the Administrative Agent shall control; provided further that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.
(c)
Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower (each such approval not to be unreasonably withheld, delayed or conditioned). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

SECTION 2.10 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b)
In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, the Borrower shall, within one Business Day of receiving written notice of such excess from the Administrative Agent, prepay Revolving Borrowings or Swingline Loans (or deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess.
(c)
The Borrower shall give notice (which notice may be given by telephone, to be confirmed in writing by hand delivery or electronic transmission of a “pdf” or similar copy) to the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) of any optional prepayment under paragraph (a) of this Section and, to the extent practicable, any mandatory prepayment under paragraph (b) of this Section (i) in the case of prepayment of a Term SOFR Revolving Borrowing, not later than 12:00 p.m., Pacific time, three U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of a Base Rate Revolving Borrowing or a Daily Simple SOFR Revolving Borrowing, not later than 11:00 a.m., Pacific time, on the date of prepayment (which shall be a Business Day) or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 p.m., Pacific time, on the date of prepayment (which shall be a Business Day). Each such notice shall be irrevocable and shall specify the prepayment date, the Borrowing or Borrowings to be prepaid and the principal amount of each such Borrowing or portion thereof to be prepaid; provided that a notice of prepayment of any Borrowing pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice

(other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.
(d)
Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in such Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and, subject to Section 2.15, shall be without premium or penalty.

SECTION 2.11 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the amount of the Revolving Commitment of such Lender, whether used or unused, during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that if such Lender continues to have any Revolving Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Exposure. Accrued facility fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)
The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Term SOFR Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate as is mutually agreed between the applicable Issuing Bank and the Borrower on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 30 days after written demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)
The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)
All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and Letter of Credit participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances (except as otherwise expressly agreed).

SECTION 2.12 Interest. (a) The Loans comprising each Base Rate Revolving Borrowing shall bear interest at the Base Rate plus the Applicable Rate.

(b)
The Loans comprising each Term SOFR Revolving Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)
The Loans comprising each Daily Simple SOFR Borrowing shall bear interest at Daily Simple SOFR plus the Applicable Rate.
(d)
Each Swingline Loan shall bear interest at (i) the Base Rate plus the Applicable Rate or (ii) such other rate per annum as shall be mutually agreed by the Borrower and the Swingline Lender in its sole discretion (it being understood that any such other per annum rate agreed by the Borrower and the Swingline Lender in respect of any Swingline Loan shall not be less than the Swingline Lender’s cost of funds for such Swingline Loan).
(e)
Notwithstanding the foregoing, if any principal of or interest on any Loan, any LC Disbursement or any fee payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other such amount, 2% per annum plus the rate applicable to Base Rate Revolving Loans as provided in paragraph (a) of this Section.
(f)
Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Term SOFR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(g)
All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, Term SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(h)
In connection with the use or administration of Term SOFR or the use or administration of Daily Simple SOFR, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR or the use or administration of Daily Simple SOFR.

SECTION 2.13 Alternate Rate of Interest; Illegality; Benchmark Replacement.

(a)
Circumstances Affecting Benchmark Availability. Subject to paragraph (c) of this Section, if:
(i)
the Administrative Agent shall determine (which determination shall be prima facie evidence absent manifest error) that (A) reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed Term SOFR Loan on or prior to the first day of such Interest

Period or (B) reasonable and adequate means do not exist for ascertaining Daily Simple SOFR at any time; or
(ii)
the Required Lenders shall determine (which determination shall be prima facie evidence absent manifest error) that (A) Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining proposed Term SOFR Loans during the Interest Period that would be applicable to such Loans or (B) Daily Simple SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Daily Simple SOFR Loans and, in each case, the Required Lenders have provided notice of such determination to the Administrative Agent;

then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans or Daily Simple SOFR Loans, as applicable , and any right of the Borrower to convert any Loan to a Term SOFR Loan or a Daily Simple SOFR Loan, as applicable, or continue any Loan as a Term SOFR Loan at the end of the Interest Period then applicable thereto, shall be suspended (to the extent of the affected Daily Simple SOFR Loans, affected Term SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or the affected Interest Periods) or Daily Simple SOFR Loans, as applicable, or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to, as applicable, (1) in the case of a request with respect to Term SOFR Loans, Daily Simple SOFR Loans so long as the Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (2) Base Rate Loans if the Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii), in each case, in the amount specified therein, (B) any outstanding affected Term SOFR Loans will be deemed to have been converted, at the end of the Interest Period then applicable thereto, into (1) Daily Simple SOFR Loans so long as the Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (2) Base Rate Loans if the Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii) and (C) any outstanding affected Daily Simple SOFR Loans will be deemed to have been converted, on the first Business Day after receipt of such notice (or, in the case of Section 2.13(a)(ii), the next Interest Payment Date applicable thereto), into Base Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b)
Laws Affecting Term SOFR or Daily Simple SOFR Availability. If, after the date hereof, any Change in Law shall make it unlawful for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any Term SOFR Loan or Daily Simple SOFR Loan, or to determine or charge interest based upon the Term SOFR Reference Rate, Daily Simple SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent, and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until an affected Lender notifies the Administrative Agent that the circumstances giving rise to such determination no longer exist (which each Lender agrees to do promptly, and the Administrative Agent agrees to promptly notify the Borrower of its receipt of such notice from any affected Lender), (i) any obligation of such affected Lender to make Term SOFR Loans or Daily Simple SOFR Loans, as applicable, and any right of the Borrower to convert any Loan of such affected Lender to a Term SOFR Loan or Daily Simple SOFR Loan, as applicable, or continue any Loan of such affected Lender as a Term SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall, solely as to the Loans of such affected Lender, compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any affected Lender (with a copy to the Administrative Agent), as applicable, convert all Daily Simple SOFR Loans of such Lender to Base Rate Loans on the next Interest Payment Date applicable thereto, if such affected Lender may lawfully continue to maintain such Daily Simple SOFR Loans to such day, or immediately, if such affected Lender may not lawfully continue to maintain such Daily Simple SOFR Loans to such day or convert all Term SOFR Loans of such affected Lender to (1) Daily Simple SOFR Loans, so long as the Daily Simple SOFR is not the subject of Section 2.13(a)(i) or 2.13(a)(ii) or, with respect to such affected Lender, this Section 2.13(b) or (2) otherwise, Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall, solely as to the Loans of such affected Lender, compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if such affected Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such affected Lender may not lawfully continue to maintain such Term SOFR Loans to such day. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.
(c)
Benchmark Replacement Setting.
(i)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may, and shall endeavor to, amend, by written agreement between the Administrative Agent and the Borrower, this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m., Pacific time, on the fifth (5th) Business Day after the Administrative Agent has posted a copy of such proposed amendment to all Lenders so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.13(c)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right (in consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower (x) of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(c)(iv) or (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, the Borrower or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13(c).
(iv)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest

Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans or Daily Simple SOFR Loans, as applicable, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to, (x) in the case of Term SOFR Loans, (1) Daily Simple SOFR Loans so long as the Daily Simple SOFR is not also the subject of a Benchmark Transition Event or (2) Base Rate Loans if the Daily Simple SOFR also is the subject of a Benchmark Transition Event and any outstanding affected Term SOFR Loans will be deemed to have been converted at the end of the applicable Interest Period to (1) Daily Simple SOFR Loans so long as the Daily Simple SOFR is not also the subject of a Benchmark Transition Event or (2) Base Rate Loans if the Daily Simple SOFR also is the subject of a Benchmark Transition Event, and (y) in the case of Daily Simple SOFR Loans, Base Rate Loans and any outstanding affected Daily Simple SOFR Loans will be deemed to have been converted on the first Business Day after receipt of such notice into Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

SECTION 2.14 Increased Costs. (a) If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender or any Issuing Bank;

(ii)
impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount), in each case by an amount reasonably deemed by such Lender, Issuing Bank or other Recipient to be material, then, from time to time upon written request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b)
If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity) by an amount reasonably deemed by such Lender or Issuing Bank to be material, then, from time to time upon written request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)
A certificate of a Lender, an Issuing Bank or such other Recipient setting forth in reasonable detail the basis and calculation of the amount or amounts necessary to compensate such Lender, such Issuing Bank, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, such Issuing Bank or such other Recipient, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)
Failure or delay on the part of any Lender, any Issuing Bank or any other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, such Issuing Bank’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender, any Issuing Bank or any other Recipient pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender, such Issuing Bank or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions, and of such Lender’s, such Issuing Bank’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)
Notwithstanding any other provision of this Section to the contrary, no Lender, Issuing Bank or other Recipient shall request, or be entitled to receive, any compensation pursuant to this Section unless it shall be the general policy or practice of such Lender, Issuing Bank or other Recipient to seek compensation in similar circumstances under comparable provisions of other credit agreements, if any.

SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Revolving Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Revolving Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Term SOFR Revolving Loan on the date specified in any notice delivered pursuant hereto (other than any notice deemed ineffective as contemplated under Section 2.13 and other than any failure to borrow as a result of a failure to make a Loan by any Lender as required hereunder), (d) the failure to prepay any Term SOFR Revolving Loan on a date specified therefor in any notice of prepayment given by the Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18(b) (other than in reliance on clause (iii) thereof), then, in any such event, the Borrower shall compensate each Lender for the actual loss, cost and expense attributable to such event in accordance with this Section. In no event shall such loss, cost or expense include the loss of anticipated profits or loss of any interest rate floor or any administrative, processing or similar fees. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section (which shall set forth the basis for requesting and the method of calculating such compensation) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any loss, cost or expense shown on such certificate incurred or suffered more than 30 days prior to the date that such Lender delivers such certificate to the Borrower.

SECTION 2.16 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)
Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)
Evidence of Payment. Upon request by the Administrative Agent, as soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)
Indemnification by the Borrower. The Borrower shall indemnify each Recipient, upon written request therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability shall be delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, and shall be conclusive absent manifest error. The Borrower shall pay such Recipient the amount shown as due on any such certificate within 30 days after receipt thereof. If any Recipient becomes entitled to a refund of Indemnified Taxes for which such Recipient has received payment from the Borrower hereunder, such Recipient shall, at the expense of the Borrower, use its reasonable efforts (consistent with internal policy, and legal and regulatory restrictions) to obtain such refund. If any Recipient receives a refund or is entitled to claim a tax credit in respect of any Indemnified Taxes for which such Recipient has received payment from the Borrower hereunder, such Recipient shall promptly notify the Borrower of such refund or credit and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund or credit pursuant hereto), repay such refund or amount of credit to the Borrower, net of all out-of-pocket expenses of such Recipient and without interest; provided that the Borrower, upon the request of such Recipient, agrees to return such refund or amount of credit (plus penalties, interest or other charges) to such Recipient in the event such Recipient is required to repay such refund or such credit is denied or subsequently determined to be unavailable.
(e)
Indemnification by the Lenders. Each Lender shall, within 10 days after demand therefor, severally indemnify the Borrower and the Administrative Agent for (i) any Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, as determined by the Administrative Agent or the Borrower in good faith, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that, in the case of the Borrower, such indemnification shall not apply to Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). The agreements in this paragraph (e) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations hereunder.
(f)
Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent (as applicable), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this Section, a Lender shall not be required to deliver any form pursuant to this Section that such Lender is not legally able to deliver.
(ii)
Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
executed originals of IRS Form W-8ECI;

(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)
to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(iii)
Each Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if, in the reasonable judgment of such Lender, the making of such a filing or change (A) would eliminate or reduce the amount payable pursuant to this Section 2.16 in the future and (B) would not be materially disadvantageous to such Lender or require the disclosure of information that such Lender reasonably considers to be confidential.
(iv)
Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)
Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(h)
Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. Solely for purposes of clause (D) of paragraph (f)(ii) of this Section, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 p.m., Pacific time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or the Swingline Lender shall be so made, payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

(b)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including pursuant to Sections 2.13(b), 2.18(b), 2.19, 2.20 and 2.21 or any Extension Agreement or Incremental Facility Agreement, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements or Swingline Loans to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)
If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, any Issuing Bank or the Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(c), 2.05(d), 2.05(f), 2.06(b), 2.16(e), 2.17(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.18 Mitigation Obligations; Replacement of Lenders. (a) If (i) any Lender or Issuing Bank requests compensation under Section 2.14, (ii) any Lender gives notice pursuant to Section 2.13(b) or (iii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or Issuing Bank or to any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.16, then such Lender or Issuing Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender or Issuing Bank, such designation or assignment and delegation (A) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16 in the future or mitigate the impact of Section 2.13(b), as the case may be, and (B) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment and delegation.

(b)
If (i) any Lender (or any Participant in respect of any Lender) requests compensation under Section 2.14, (ii) any Lender gives notice pursuant to Section 2.13(b), (iii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender (or any Participant in respect of any Lender) or any Governmental Authority for the account of any Lender (or any Participant in respect of any Lender) pursuant to Section 2.16, (iv) any Lender has become a Defaulting Lender, (v) any Lender has failed to accept a Maturity Date Extension Request made to such Lender and with respect to which all other Lenders of the applicable Class have accepted such Maturity Date Extension Request and/or are being (or have been) replaced or whose Commitments are being (or have been) terminated, in each case in accordance with this Section or (vi) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders (or, if more than one Class of Lenders shall then exist, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a majority in interest of the Lenders of the relevant Class) shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (A) terminate the Commitments of such Lender and prepay outstanding Loans of such Lender in full (or terminate the Commitment and prepay Loans of the relevant Class), in each case without any obligation to terminate any Commitment, or prepay any Loan, of any other Lender (other than solely pursuant to Section 2.10(b)), or (B) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04, but with the processing and recordation fee being waived by the Administrative Agent in such instance), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that, in the case of any such assignment and delegation under clause (B) above, (1) the Borrower shall have received the prior written consent of the Administrative Agent (and, in circumstances where its consent would be required under Section 9.04, each Issuing Bank and the Swingline Lender) with respect to such Eligible Assignee, in each case, which consent shall not be unreasonably withheld, delayed or conditioned, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of the relevant Class) from the assignee and/or the Borrower, (3) in the case of any such assignment and delegation relating to a request for compensation under Section 2.14, such assignment and delegation will result in a reduction in such compensation and (4) such assignment and delegation does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation, or to have its Commitments and Loans so terminated or repaid, if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation, or to cause such termination or repayment, have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)
facility fees shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);
(b)
the Revolving Commitments and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)
if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)
the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)) and LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(f)) of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated disregarding such Defaulting Lender’s Revolving Commitment) but only to the extent that (A) the sum of all Non-Defaulting Lenders’ Revolving Exposures after giving effect to such reallocation would not exceed the sum of all Non-Defaulting Lenders’ Revolving Commitments and (B) the conditions set forth in Section 4.02 are satisfied at such time;
(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;
(iii)
if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)
if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted to give effect to such reallocation; and
(v)
if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees payable under Section 2.11(a) with respect to such Defaulting Lender’s Revolving Commitment (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized;
(d)
so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless, in each case, it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.19(c), and participating interests in any such funded Swingline Loan or in any such issued, amended, renewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein); and
(e)
payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.17(d) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.05(i); fourth, as the Borrower may request (so long as no Default shall have occurred and be continuing), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans under this Agreement and (ii) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with the procedures set forth in Section 2.05(i); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, an Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Revolving Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (B) such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or LC Disbursements owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.19 shall be deemed paid to and redirected by such Defaulting Lender, and such Defaulting Lender irrevocably consents hereto.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, and such Lender (upon consummation of the foregoing) will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section during such period shall be binding on it; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

SECTION 2.20 Incremental Commitments. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, establish any Incremental Commitments, provided that the aggregate amount of all Incremental Commitments to be established hereunder on any date shall not exceed during the term of this Agreement the sum of (x) $750,000,000 and (y) the aggregate amount of Commitments terminated under Section 2.18(b). Each such notice shall specify (i) the date on which the Borrower proposes that the Incremental Commitments shall be effective, which date shall not be less than five Business Days (or such shorter period as may be agreed by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, (ii) the amount of the Incremental Commitments requested to be established and (iii) the identity of each Person proposed to become an Incremental Lender in connection therewith (it being agreed that (x) any Lender approached to provide any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment and (y) any Person that the Borrower proposes to be an Incremental Lender, if such Person is not then a Lender, must, if such approval would then be required under Section 9.04 for an assignment to such Person of a Commitment, be approved by the Administrative Agent, each Issuing Bank and the Swingline Lender (each such approval not to be unreasonably withheld, delayed or conditioned)).

(b)
The terms and conditions of any Incremental Commitment and Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Revolving Loans and other extensions of credit made thereunder, and shall be treated as a single Class with the Revolving Commitments and Revolving Loans; provided that the Borrower at its election may pay upfront or closing fees with respect to Incremental Commitments without paying such fees with respect to the other Revolving Commitments.
(c)
The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) at the time of effectiveness of such Incremental Commitments and after giving effect thereto (A) no Default shall have occurred and be continuing or would result therefrom and (B) the representations and warranties of the Borrower set forth in Article III are true and correct in all material respects, or with respect to representations and warranties that contain a materiality qualification, true and correct in all respects, in each case, on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case to the effect that such representation and warranty is true and correct in all material respects, or with respect to representations and warranties that contain a materiality qualification, true and correct in all respects, on and as of such prior date, and (ii) the Borrower shall have delivered to the Administrative Agent (A) a certificate of a Responsible Officer of the Borrower confirming the satisfaction of the conditions set forth in clauses (i)(A) and (i)(B) above and (B) such legal opinions, board resolutions, secretary’s certificates and other documents as shall reasonably be requested (consistent in all material respects with the documents delivered on the Effective Date under Section 4.01) by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section. The Administrative Agent agrees that its consent to any amendment to this Agreement or any other Loan Document as contemplated above, or to the form and substance of any Incremental Facility Agreement, will not be unreasonably withheld, delayed or conditioned.

(d)
Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders hereunder and under the other Loan Documents, (ii) such Incremental Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (iii) the Aggregate Revolving Commitment shall be increased by the amount of such Incremental Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Commitment, the Revolving Exposure of the Incremental Lender holding such Incremental Commitment, and the Applicable Percentage of all the Lenders, shall automatically be adjusted to give effect thereto.
(e)
On the date of effectiveness of any Incremental Commitments, (i) each Incremental Lender that shall have had a Revolving Commitment prior to the effectiveness of such Incremental Commitments shall pay to the Administrative Agent in same day funds an amount (so long as such amount is greater than zero) equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the amount of each Revolving Borrowing then outstanding and (B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the amount of each such Revolving Borrowing, (ii) each Incremental Lender that shall not have had a Revolving Commitment prior to the effectiveness of such Incremental Commitments shall pay to the Administrative Agent in same day funds an amount equal to the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the amount of each Revolving Borrowing then outstanding, (iii) after the Administrative Agent receives the funds specified in clauses (i) and (ii) above, the Administrative Agent shall pay to each Lender the portion of such funds (so long as such portion is greater than zero) that is equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the amount of each Revolving Borrowing then outstanding, and (B) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the amount of each such Revolving Borrowing and (iv) each Lender shall be deemed to hold its Applicable Percentage of each Revolving Borrowing then outstanding (calculated after giving effect to the effectiveness of such Incremental Commitments) and (vii) the Borrower shall pay each Lender any and all accrued but unpaid interest on its Loans.
(f)
The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.20(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and of the Applicable Percentages of the Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.20(e).

SECTION 2.21 Extensions. (a) The Borrower may, at any time or from time to time but not more than twice during the term of this Agreement, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), given not less than 30 days prior to the Maturity Date at any time in effect, request (each, a “Maturity Date Extension Request”) that the Lenders extend the Maturity Date for an additional one-year period (each, an “Extension”); provided that after giving effect to any such Extension, the period of time remaining prior to the Maturity Date (as so extended) shall not exceed five years from the effective date of such Extension. Each Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Maturity Date Extension Request, advise the Borrower and the Administrative Agent whether or not it agrees to the requested Extension (each Lender agreeing to a requested Extension being called an “Extending Lender”, and each Lender declining to agree to a requested Extension being called a “Non-Extending Lender”). Any Lender that has not so advised the Borrower and the Administrative Agent by such day shall be deemed to have declined to agree to the requested Extension and shall be a Non-Extending Lender. If Lenders constituting the Required Lenders shall have agreed to a Maturity Date Extension Request, then the Maturity Date shall, solely as to the Extending Lenders, be extended by one year to the anniversary of the Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Maturity Date Extension Request shall be at the sole discretion of each Lender. The Revolving Commitment of each Non-Extending Lender shall terminate on the Maturity Date in effect prior to giving effect to the applicable Extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by Non-Extending Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Non-Extending Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrower shall also make such other prepayments of the Loans pursuant to Section 2.10 as shall be required in order that, after giving effect to the termination of the Revolving Commitments of, and all payments to, Non-Extending Lenders pursuant to this sentence, (i) no Lender’s Revolving Exposure shall exceed such Lender’s Revolving Commitment and (ii) the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitment.

(b)
An Extension shall be effected pursuant to an Extension Agreement executed and delivered by the Borrower, each applicable Extending Lender and the Administrative Agent; provided that no Extension Agreement shall become effective unless (i) at the time of effectiveness of such Extension and after giving effect thereto (A) no Default shall have occurred and be continuing or would result therefrom and (B) the representations and warranties of the Borrower set forth in Article III are true and correct in all material respects, or with respect to representations and warranties that contain a materiality qualification, true and correct in all respects, in each case, on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case to the effect that such representation and warranty is true and correct in all material respects, or with respect to representations and warranties that contain a materiality qualification, true and correct in all respects, on and as of such prior date, and (ii) the Borrower shall have delivered to the Administrative Agent (A) a certificate of a Responsible Officer of the Borrower confirming the satisfaction of the conditions set forth in clauses (i)(A) and (i)(B) above and (B) such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested (consistent in all material respects with the documents delivered on the Effective Date under Section 4.01) by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Revolving Loans and/or Revolving Commitments of the Extending Lenders as the same Class as the existing Revolving Loans and Revolving Commitments or as a new Class of Loans and/or Commitments hereunder (including for purposes of prepayments and voting and to enable such new Class of Loans and/or Commitments to be extended under this Section); provided that (i) the borrowing and repayment (except for repayments required upon the maturity and repayments made in connection with a permanent repayment and termination of the applicable Commitments) of Loans under the Commitments of such new Class and the remaining Revolving Commitments shall be made on a ratable basis as between the Commitments of such new Class and the remaining Revolving Commitments, (ii) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swingline Loan shall be made on a ratable basis as between the Commitments of such new Class and the remaining Revolving Commitments (and the applicable Extension Agreement shall contain reallocation and cash collateralization provisions, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, with respect to Letters of Credit and Swingline Loans outstanding on the Maturity Date) and (iii) the Revolving Availability Period and the Maturity Date, as such terms are used in reference to Letters of Credit issued by any Issuing Bank or Swingline Loans, may not be extended without the prior written consent of such Issuing Bank or the Swingline Lender, as applicable. The Administrative Agent agrees that its consent to any amendment to this Agreement or any other Loan Document as contemplated above, or to the form and substance of any Extension Agreement, will not be unreasonably withheld, delayed or conditioned.

aRTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders, on the Effective Date and as of each other date the representations and warranties are required to be or deemed made pursuant to this Agreement, that:

SECTION 3.01 Organization; Powers. The Borrower and each Restricted Subsidiary (a) is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other organizational power and authority required for the ownership and operation of its properties and the conduct of its business as now conducted and (c) is qualified to do business in every jurisdiction where such qualification is required, except in each case referred to in clauses (a) (other than with respect to the Borrower), (b) and (c), for failures that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. The execution, delivery and performance by the Borrower of the Loan Documents are within its corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; Absence of Conflicts. The execution, delivery and performance by the Borrower of the Loan Documents (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except such as have been, or substantially contemporaneously with the initial borrowing hereunder will be, obtained or made and are (or will so be) in full force and effect, (b) will not violate any applicable law or order of any Governmental Authority, (c) will not violate the charter or by-laws of the Borrower, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument binding upon Borrower or any Restricted Subsidiary or any of their assets and (e) will not result in the creation or imposition of any Lien on any asset now owned or hereafter acquired by the Borrower or any Restricted Subsidiary, except in each case referred to in clauses (a), (b), (d) and (e), to the extent that any such failure to obtain or make or any such violation, default or payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04 Financial Statements; No Material Adverse Change.(a) The Borrower has heretofore furnished to the Lenders or filed with the SEC its consolidated balance sheet and consolidated statements of operations, comprehensive income, changes in equity and cash flows as of and for the fiscal year ended December 31, 2024, audited by and accompanied by the opinion of KPMG LLP, independent registered public accounting firm. Such financial statements present fairly, in all material respects, the financial position and results of operations of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b)
Except for the Disclosed Matters and except for changes in operating results arising in the ordinary course of business, there has been no material adverse change in the business, financial condition, operations or properties of the Borrower and the Restricted Subsidiaries, taken as a whole, since December 31, 2024.

SECTION 3.05 Properties. The Borrower and each Restricted Subsidiary has good title to, or valid leasehold or other limited property interests in, all its property, except for Liens not prohibited by Section 6.01 and except where the failure to have such title or leasehold or other interest, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06 Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary (a) except for the Disclosed Matters, that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve any of the Loan Documents or the Transactions.

SECTION 3.07 Compliance with Laws. Except for the Disclosed Matters, the Borrower and each Restricted Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property (including Environmental Laws), except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Status. The Borrower is not an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09 Taxes. The Borrower and each Restricted Subsidiary has filed or caused to be filed all Federal, state and local tax returns required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) payment of taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA. No ERISA Event has occurred or, to the knowledge of the Borrower, is reasonably expected to occur that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11 Disclosure. None of the reports, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or furnished hereunder on or prior to the Effective Date (as modified or supplemented by all other information so furnished on or prior to the Effective Date), when taken as a whole and together with the Disclosed Matters, contains as of the Effective Date any material misstatement of fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (a) with respect to financial projections or other forward-looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time made available to the Administrative Agent (it being understood that financial projections or other forward-looking information are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, that actual results or events may differ significantly from the projected or forecasted results or events and such differences may be material) and (b) no representation is made herein with respect to information of a general economic or industry specific nature.

SECTION 3.12 Federal Reserve Regulations. No part of the proceeds of the Loans will be used by the Borrower or its Subsidiaries for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock, in each case, in a manner that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X.

SECTION 3.13 Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. The Borrower has implemented and maintains policies and procedures designed to reasonably promote compliance by the Borrower and the Restricted Subsidiaries and their respective directors, officers, employees and agents (in each case acting in their capacities as such) with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, and the Borrower and its Restricted Subsidiaries and, to the knowledge of the Borrower, their respective officers, directors and employees are in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions in all material respects. None of the Borrower or any Restricted Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees is a Sanctioned Person. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower will not use, and will not permit its Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing or any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or any Anti-Money Laundering Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in Canada, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE iv

Conditions

SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)
The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include an electronic transmission of a “pdf” or similar copy of a signature by such party of a counterpart hereof) that such party has signed a counterpart of this Agreement.
(b)
The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Cravath, Swaine & Moore LLP, special New York counsel to the Borrower, and (ii) Jose Quintana, Senior Counsel, as counsel for the Borrower, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(c)
The Administrative Agent shall have received such customary documents and certificates in connection with the effectiveness of this Agreement as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Borrower and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.
(d)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming that (i) on the Effective Date, no Default shall have occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in Article III are true and correct in all material respects, or with respect to representations and warranties that contain a materiality qualification, true and correct in all respects, on and as of the Effective Date as if made on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case to the effect that such representation and warranty is true and correct in all material respects, or with respect to representations and warranties that contain a materiality qualification, true and correct in all respects, on and as of such prior date.
(e)
The Administrative Agent shall have received all fees due and payable on or prior to the Effective Date.

(f)
On or prior to the Effective Date, all principal, accrued and unpaid interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been or shall be paid in full.
(g)
The Lenders shall have received, at least three Business Days prior to the Effective Date (or such later date as the Administrative Agent shall reasonably agree), all documentation and other information about the Borrower required under applicable “know your customer” laws, including the USA PATRIOT Act, the Anti-Money Laundering Laws and the Beneficial Ownership Regulation, in each case, that has been requested by the Administrative Agent in writing at least 10 Business Days prior to the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any Loan), and of each Issuing Bank to issue, amend to increase the amount thereof, renew or extend (other than an automatic renewal or extension permitted under Section 2.05(c)) any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)
The representations and warranties of the Borrower set forth in Sections 3.01, 3.02, 3.03, 3.05, 3.08, 3.12 and 3.13 shall be true and correct in all material respects, or with respect to representations and warranties that contain a materiality qualification, true and correct in all respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, in each case at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects, or with respect to representations and warranties that contain a materiality qualification, true and correct in all respects, on and as of such prior date.
(b)
At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing or would result therefrom.

On the date of any Borrowing (other than any conversion or continuation of any Loan) or the issuance, amendment to increase the amount thereof, renewal or extension (other than an automatic renewal or extension permitted under Section 2.05(c)) of any Letter of Credit, the Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied.

aRTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender:

(a)
within 95 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2025), its consolidated balance sheet and related consolidated statements of operations, comprehensive income, changes in equity and cash flows as of the end of or for such fiscal year, together with the notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by and accompanied by the opinion of KPMG LLP or another independent registered public accounting firm of recognized national standing (which opinion shall not contain any “going concern” or similar qualification or exception or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of or for such fiscal year in accordance with GAAP consistently applied, except as noted therein;
(b)
within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related consolidated statements of operations, comprehensive income and cash flows as of the end of or for such fiscal quarter (other than in the case of the consolidated statement of cash flows) and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial position and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP as of the end of or for such period, except as therein noted, subject to year-end audit adjustments and the absence of footnotes (which certification requirement shall be deemed satisfied by the execution by a Financial Officer of the Borrower of the certification required to be filed with the SEC pursuant to Item 601 of Regulation S-K);
(c)
no later than two Business Days after the required time of delivery of financial statements under clause (a) or (b) above, a certificate (substantially in the form of Exhibit D hereto) of a Financial Officer of the Borrower (i) certifying that, to the knowledge of such

Financial Officer, no Default or Event of Default has occurred or, if a Default or an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail demonstrating compliance with the covenants contained in Sections 6.04 and 6.05; and
(d)
promptly after any request therefor, (i) such information and documentation required under applicable “know your customer” rules and regulations, including the PATRIOT Act, the Anti-Money Laundering Laws, the Anti-Corruption Laws and the Beneficial Ownership Regulation, or (ii) such other information regarding the operations, business affairs and financial condition of the Borrower and the Restricted Subsidiaries, in each case as from time to time may be reasonably requested by the Administrative Agent (or any Lender or Issuing Bank through the Administrative Agent) (other than information (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure is prohibited by applicable law or by any contractual obligation or (z) that is subject to attorney client or similar privilege or constitutes attorney work product).

Information required to be delivered pursuant to clauses (a), (b), (c) and (d)(ii) of this Section shall be deemed to have been delivered if such information, or one or more reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov or on the website of the Borrower at http://www.weyerhaeuser.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communication of a “pdf” or similar copy.

SECTION 5.02 Notices of Default. Upon a Responsible Officer of the Borrower obtaining knowledge of the occurrence of any Default or Event of Default, the Borrower will furnish to the Administrative Agent prompt written notice thereof, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. The Borrower and each Restricted Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges, franchises, authorizations and United States registered patents, copyrights and trademarks necessary or desirable in the conduct of its business; provided that the foregoing shall not (i) apply (other than in the case of clause (a) with respect to the Borrower) to the extent the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) prohibit any transaction permitted under Section 6.03 or (iii) prohibit the liquidation or dissolution of any Restricted Subsidiary to the extent the assets of such Restricted Subsidiary are transferred to the Borrower or another Restricted Subsidiary or are disposed of in a transaction permitted by this Agreement.

SECTION 5.04 Payment of Taxes. The Borrower and each Restricted Subsidiary will pay its tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties. The Borrower and each Restricted Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06 Insurance. The Borrower and each Restricted Subsidiary will maintain, with financially sound and reputable (as determined by the Borrower in good faith) third-party insurers, insurance in such amounts (giving effect to any self-insurance), to such an extent and against such risks as is customary for companies in the same or similar business (as determined by the Borrower in good faith), it being understood and agreed that it is not customary for such companies to insure timberlands against any damage or casualty.

SECTION 5.07 Books and Records; Inspection Rights. The Borrower and each Restricted Subsidiary will keep proper books of record and account in which full, true and correct entries in accordance with GAAP in all material respects are made in respect of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that any foreign Restricted Subsidiaries may maintain books and records in a manner permitting financial statements to be prepared in conformity with generally accepted accounting principles that are applicable in their respective jurisdictions of organization). The Borrower and each Restricted Subsidiary will permit the Administrative Agent, on behalf of the Lenders, at the expense of the Administrative Agent or the Lenders unless an Event of Default has occurred and is continuing, (a) to visit and inspect its financial records and properties and to make extracts from such financial records and (b) to discuss its business affairs and financial condition with its officers and independent accountants (so long as a representative of the Borrower is present, or the Borrower has consented to the absence of such a representative), all at such reasonable times during normal business hours and upon reasonable advance notice to the Borrower; provided that (i) unless an Event of Default has occurred and is continuing, the Administrative Agent may not exercise such rights more often than once during any calendar year and (ii) neither the Borrower nor any Restricted Subsidiary shall be required to provide any information (A) that constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which disclosure is prohibited by applicable law or by any contractual obligation or (C) that is subject to attorney client or similar privilege or constitutes attorney work product.

SECTION 5.08 Compliance with Laws. The Borrower and each Restricted Subsidiary will comply with all laws, including all orders of any Governmental Authority, applicable to it or its property (including Environmental Laws), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will implement and maintain policies and procedures designed to reasonably promote compliance by the Borrower and the Restricted Subsidiaries and their respective directors, officers, employees and agents (in each case acting in their capacities as such) with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

SECTION 5.09 Use of Credit. The proceeds of the Loans will be used solely for general corporate purposes of the Borrower and the Subsidiaries, including for working capital purposes, to refinance or otherwise repay or prepay any Indebtedness and to finance acquisitions, stock repurchases and capital expenditures. Letters of Credit will be issued for general corporate purposes of the Borrower and the Subsidiaries. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower will not use, and will not permit its Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing or any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or any Anti-Money Laundering Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Secured Indebtedness. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (hereinafter in this Section 6.01 referred to as “debt”) if such debt is secured by a deed of trust, mortgage, pledge, security interest or other lien or encumbrance (any deed of trust, mortgage, pledge, security interest or other lien or encumbrance being hereinafter in this Section 6.01(a) referred to as a “mortgage”) upon or with respect to any timber or timberlands of the Borrower or such Restricted Subsidiary located in the States of Washington, Oregon, Arkansas, Oklahoma, Mississippi, Georgia or Louisiana, or upon or with respect to any principal manufacturing plant (as defined in Section 6.01(c)) of the Borrower or such Restricted Subsidiary located anywhere in the United States of America, in either case now owned or hereafter acquired, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such debt, that the Loans and Letters of Credit (together with, if the Borrower shall so determine, any other Indebtedness of or guarantee by the Borrower or such Restricted Subsidiary ranking equally with the Loans or Letters of Credit and then existing or thereafter created) shall be secured equally and ratably with (or prior to) such debt for so long as such debt is so secured; provided, however, that the foregoing restrictions shall not be applicable to:

(i)
mortgages upon or with respect to any property of the Borrower or any Restricted Subsidiary securing debt to the Borrower or a Restricted Subsidiary;
(ii)
mortgages upon or with respect to any property acquired, constructed or improved by the Borrower or any Restricted Subsidiary which are created, incurred or assumed contemporaneously with, or within 180 days after, such acquisition or the completion of such construction or improvement, to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or mortgages upon or with respect to any property existing at the time of acquisition thereof by the Borrower or any Restricted Subsidiary; provided that in the case of any such construction or improvement the mortgage shall not apply to any property theretofore owned by the Borrower or any Restricted Subsidiary other than any property on which the property so constructed is located (including any related rights) or to which the improvement relates;

(iii)
any mortgage existing on any timber or timberlands of any Person or upon or with respect to any principal manufacturing plant of any Person at the time of acquisition by the Borrower or any Restricted Subsidiary of such Person; and
(iv)
any extension, renewal or replacement of any mortgage referred to in clause (ii) or (iii) above; provided that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement and any fees, discount, premium and expenses relating to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property subject, or that upon the acquisition thereof would have become subject, to the mortgage so extended, renewed or replaced.
(b)
Notwithstanding the provisions of paragraph (a) of this Section 6.01, the Borrower or any Restricted Subsidiary may issue, assume or guarantee secured debt that would otherwise be subject to the foregoing restrictions in an aggregate principal amount that, together with the aggregate principal amount of all other such debt of the Borrower and the Restricted Subsidiaries outstanding at such time (for the avoidance of doubt, other than any debt secured in reliance on paragraph (a) of this Section 6.01) and all Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions permitted because the Borrower would be entitled to incur debt secured by a mortgage on the property to be leased without equally and ratably securing the Loans pursuant to paragraph (a) of this Section 6.01, and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with Section 6.02(b)), does not at the time exceed 5% of the Consolidated Total Assets as of the last day of the then most recently ended Test Period (or, prior to the end of the first Test Period, March 31, 2025).
(c)
For purposes of this Section 6.01, (i) the term “principal manufacturing plant” shall not include any manufacturing plant that, in the reasonable opinion of the Board of Directors of the Borrower, is not a principal manufacturing plant of the Borrower and the Restricted Subsidiaries; and (ii) the following types of transactions shall not be deemed to create debt secured by a mortgage: (A) the sale, mortgage or other transfer of timber in connection with an arrangement under which the Borrower or any Restricted Subsidiary is obligated to cut such timber or a portion thereof in order to provide the transferee with a specified amount of money, however determined; and (B) the mortgage of any property of the Borrower or any Restricted Subsidiary in favor of any Governmental Authority to secure (i) partial, progress, advance or other payments to the Borrower or any Restricted Subsidiary pursuant to the provisions of any contract or statute and (ii) Indebtedness consisting of industrial development, pollution control or other revenue bonds or similar instruments issued or guaranteed by any Governmental Authority.

SECTION 6.02 Sale and Lease-Back Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (a) the Borrower or such Restricted Subsidiary would be entitled under Section 6.01 to incur debt (as defined in Section 6.01) secured by a mortgage on the property to be leased without equally and ratably securing the Loans or (b) the Borrower applies an amount equal to the fair value (as determined by the Board of Directors of the Borrower) of the property so leased to the retirement, within 90 days of the effective date of any such Sale and Lease-Back Transaction, of debt incurred or assumed by the Borrower or a Restricted Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such debt.

SECTION 6.03 Merger, Consolidation and Other Fundamental Changes. The Borrower will not merge or consolidate with or into any other Person, or sell, transfer or otherwise dispose of all or substantially all of its consolidated properties or assets to any Person in a single transaction or in a series of related transactions, unless: (a) in the case of a merger or consolidation, the Borrower is the surviving or resulting Person or (b) (i) in the case of a merger or consolidation, the surviving or resulting Person is or (ii) in the case of any such sale, transfer or other disposition, the transferee Person is, in either case, organized under the laws of the United States of America or any State thereof and shall expressly assume, pursuant to customary documentation reasonably satisfactory to the Administrative Agent, the obligations of the Borrower under this Agreement and the other Loan Documents (whereupon such Person shall succeed to, and be substituted for, and may exercise every right and power of the Borrower under this Agreement and the other Loan Documents with the same effect as if such Person had been named as the Borrower herein and, in the case of any such sale, transfer or other disposition, the Borrower shall be relieved of all obligations and covenants under this Agreement and the other Loan Documents).

SECTION 6.04 Funded Debt Ratio. The Borrower will not permit Total Funded Indebtedness as of the last day of any Test Period to exceed 65% of the sum of Total Adjusted Shareholders’ Equity and Total Funded Indebtedness, in each case, as of the last day of such Test Period.

SECTION 6.05 Total Adjusted Shareholders’ Equity. The Borrower will not permit Total Adjusted Shareholders’ Equity as of the last day of any Test Period to be less than $3,000,000,000.

SECTION 6.06 Change in Business. The Borrower will not engage, and will not permit any Restricted Subsidiary to engage, to any material extent in any businesses other than the businesses conducted by the Borrower and the Restricted Subsidiaries as of the date hereof, except for businesses that are ancillary thereto, or reasonable extensions, developments and modifications thereof or are otherwise reasonably related thereto.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)
the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)
the Borrower shall fail to pay (i) any interest on any Loan or (ii) any fee or any other amount (other than an amount referred to in clause (a) of this Article), in each case payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (A) in the case of clause (i), five Business Days and (B) in the case of clause (ii), five Business Days after notice thereof from the Administrative Agent to the Borrower;
(c)
any representation or warranty made or deemed made by the Borrower in any Loan Document or in any certificate delivered by or on behalf of the Borrower pursuant to a Loan Document shall prove to have been false or misleading in any material respect when made or deemed made;
(d)
the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.02, 5.03(a) (with respect to the legal existence of the Borrower) or 5.09 or in Article VI;
(e)
the Borrower shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower;
(f)
the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable, and such failure shall continue after the applicable grace period, if any, has expired;
(g)
any default occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that, in any event and for the avoidance of doubt, this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of or damage to the assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof, or any refinancing thereof, (iii) any requirement to, or to offer to, prepay, repurchase or redeem any Indebtedness using a portion of excess cash flow or similar financial measure, (iv) any customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (v) any Indebtedness incurred to finance an acquisition becoming due pursuant to a “special mandatory redemption” or a similar provision on account of such acquisition not having been consummated or (vi) any Indebtedness of any Person assumed in connection with an acquisition to the extent that such Indebtedness is repaid, repurchased or redeemed as required by the terms thereof in connection with such acquisition;
(h)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)
the Borrower or any Material Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation of a Restricted Subsidiary permitted by Section 5.03), reorganization or other relief under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Borrower or any Material Restricted Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (h) of this Article;
(j)
the Borrower or any Material Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)
one or more final judgments requiring the payment of money in an aggregate amount in excess of $200,000,000 (other than any such judgment covered by insurance to the extent the insurer has been notified thereof in writing and has not denied liability therefor), shall be rendered against the Borrower, any Material Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Material Restricted Subsidiary to enforce any such judgment;
(l)
one or more ERISA Events shall have occurred that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; or
(m)
a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent, or shall at the request, of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other monetary obligations of the Borrower hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other monetary obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The ADMINISTRATIVE Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints, designates and authorizes the Administrative Agent and its successors to serve in such capacity under the Loan Documents, and authorizes the Administrative Agent to execute, deliver and administer the Loan Documents and to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent (and the term “Lender” or “Lenders” or “Issuing Bank” or “Issuing Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent in its individual capacity), and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Borrower or any Subsidiary or Affiliate thereof or any other Person that may do business with or own Equity Interests in the Borrower as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks or to provide notice or consent of the Lenders with respect thereto.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and the Issuing Banks and shall not assume, or be deemed to have assumed, any relationship of agency or trust with or for the Borrower. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent exercise (including in connection with any amendment contemplated by Section 2.13(c) or any transaction contemplated by Section 2.20, 2.21 or 6.03) or that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the

Administrative Agent shall not be required to take any action that, in its opinion, could be contrary to any Loan Document or applicable law or may expose it to liability, (c) the Administrative Agent shall not have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, to any Lender or any Issuing Bank any credit or other information concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of the Borrower, or any Subsidiary or Affiliate of the Borrower, that is communicated to or obtained by or otherwise in the possession of the Person serving as the Administrative Agent or its Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Lenders or the Issuing Banks pursuant to the express provisions of this Agreement and (d) the Administrative Agent shall not be required to account to any Lender or any Issuing Bank for any sum or profit received by the Administrative Agent or any of its Affiliates for its own account. The Administrative Agent shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transaction contemplated thereby with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), which consent or request, as applicable, shall be binding upon all Lenders, or in the absence of gross negligence, bad faith or willful misconduct of the Administrative Agent or its Related Parties (such absence to be presumed unless otherwise determined in a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default” and stating the nature of the Default) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty or obligations to any Lender, any Issuing Bank or any Participant to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the due execution, legality, sufficiency, validity, enforceability, effectiveness, genuineness or value of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), and shall be fully protected in relying and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such subagent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or any of its Related Parties acted with gross negligence, bad faith or willful misconduct.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation by the Administrative Agent, the Required Lenders shall have the right, subject to the consent of the Borrower (other than during the existence of an Event of Default under clause (a), (b), (h) or (i) of Article VII), which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned, to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor, subject to the consent of the Borrower (other than during the existence of an Event of Default under clause (a), (b), (h) or (i) of Article VII), which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution. Upon the acceptance of its appointment as Administrative

Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, without any other further act or deed on the part of such retiring Administrative Agent or any other Person, and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of the retiring Administrative Agent, its sub-agents and its Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement, including any actions taken by it at the request of the Borrower or the successor Administrative Agent in connection with the transfer of agency to a replacement or successor Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender and Issuing Bank expressly acknowledges that none of the Administrative Agent, any Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, any Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or other Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, any Arranger or any of their respective Related Parties to any Lender or any Issuing Bank as to any matter, including whether the Administrative Agent, any Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and Issuing Bank expressly acknowledges, represents and warrants to the Administrative Agent and each Arranger that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of investing in the general performance or operations of the Borrower and its Subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold such commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of their respective Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory applicable laws relating to the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and Issuing Bank also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, (A) continue to make its own credit analysis, and appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Notwithstanding anything herein to the contrary, neither any Arranger nor any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties, responsibilities or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder.

The provisions of this Article (other than provisions of this Article providing the Borrower with a consent right, all of which shall also be for the benefit of the Borrower) are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Borrower shall not have any rights as a third party beneficiary of any such provisions.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and, subject to the requirements of clause (i) below, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)
if to the Borrower, by email to cashmanu@weyerhaeuser.com, with a copy, in the case of any notice of Default or otherwise in respect of Article VII, to jose.quintana@weyerhaeuser.com and scott.nickel@weyerhaeuser.com, in each case, with each such email notice of Default or otherwise in respect of Article VII to be promptly followed by delivery of a copy thereof by overnight courier service to 220 Occidental Avenue South, Seattle, Washington 98104, Attention: Treasury;
(ii)
if to Wells Fargo Bank, National Association, as Administrative Agent, to Thomas Hager, 1525 West W.T. Harris Boulevard, Charlotte, North Carolina, 28262-8522, Attention: Syndication Agency Services (email: AgencyServices.Requests@WellsFargo.com and Thomas.L.Hager@wellsfargo.com, phone: (704) 427-1148), with a copy to Andrew Payne, 550 S. Tryon St., 3rd floor, Charlotte, North Carolina 28202 (email: andrew.g.payne1@wellsfargo.com, phone: (704) 383-1106);
(iii)
if to any Issuing Bank, to it at its address (or email) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or email) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);
(iv)
if to the Swingline Lender, to Wells Fargo Bank, National Association, to Thomas Hager, 1525 West W.T. Harris Boulevard, Charlotte, North Carolina, 28262-8522, Attention: Syndication Agency Services (email: AgencyServices.Requests@WellsFargo.com and Thomas.L.Hager@wellsfargo.com, phone: (704) 427-1148), with a copy to Andrew Payne, 550 S. Tryon St., 3rd floor, Charlotte, North Carolina 28202 (email: andrew.g.payne1@wellsfargo.com, phone: (704) 383-1106); and
(v)
if to any other Lender, to it at its address (or email or telephone number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b)
Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished, in addition to email, by other electronic communications (including Internet and intranet websites); provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such other electronic communication. Any notices or other communications to the Administrative Agent or the Borrower may be delivered or furnished, in addition to email, by other electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.
(c)
Any party hereto may change its address or email or telephone number for notices and other communications hereunder by notice to the other parties hereto (or (i) in the case of any change by a Lender or an Issuing Bank, by notice to the Borrower and the Administrative Agent, and (ii) in the case of any change by the Borrower, by notice solely to the Administrative Agent).
(d)
The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Communications through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses result from the gross negligence, bad faith or willful misconduct of the Administrative Agent or any of its Related Parties (as determined by a court of competent jurisdiction in a final and nonappealable judgment); provided, however, that in no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of the foregoing.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

(b)
None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Administrative Agent and the Borrower with the consent of the Required Lenders; provided that no such agreement shall:
(i)
increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver, amendment or modification of any condition precedent set forth in Section 4.02 or of any covenant or Default shall not constitute an increase of any Commitment of any Lender);
(ii)
reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that determination of the rate of interest in respect of the Swingline Loans as provided in Section 2.12(d), whether or not such rate as so determined would be less than the rate of interest applicable to Base Rate Revolving Loans, shall not constitute a reduction of the rate of interest); provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the default rate or to change the amount of the default rate specified in Section 2.12(e);
(iii)
postpone the scheduled final maturity date of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled final expiration date of any Commitment, in each case, without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver, amendment or modification of any covenant or Default shall not constitute a postponement, waiver or excuse of any payment of principal, interest, fees or other amounts); provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the default rate or to change the amount of the default rate specified in Section 2.12(e);
(iv)
change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or
(v)
change any of the provisions of this Section 9.02(b), the percentage set forth in the definition of the term “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new Class of Loans or Commitments created under this Agreement (or to Lenders extending such Loans or Commitments) on substantially the same basis as the corresponding references relating to the existing Revolving Loans, Revolving Commitments or Lenders;

provided further that no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.

(c)
Notwithstanding any other provision of this Section to the contrary:
(i)
any provision of this Agreement or any other Loan Document may be amended, without consent of any Lender or Issuing Bank (except as expressly set forth in such Sections), in the manner provided in Sections 2.05(j), 2.05(k), 2.12(h), 2.13(c), 2.20 and 2.21 or the definition of the term “LC Commitment”, and each Lender and Issuing Bank hereby expressly authorizes and directs the Administrative Agent to enter into any such amendment;
(ii)
any provision of this Agreement or any other Loan Document may be amended (without the consent of any Lender or Issuing Bank) by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any obvious error or any ambiguity, omission, defect or inconsistency;

(iii)
any provision of this Agreement or any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (A) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, provided that no Lender shall be obligated to commit to or hold any part of such credit facilities; and
(iv)
notwithstanding anything in paragraph (b) of this Section to the contrary, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (A) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of paragraph (b) of this Section and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification, or (B) in the case of any amendment, waiver or other modification referred to in the first proviso of paragraph (b) of this Section, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement at the time such amendment, waiver or other modification becomes effective and whose Commitment terminates by the terms and upon the effectiveness of such amendment, waiver or other modification.
(d)
The Administrative Agent, may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) Except as provided in Section 5.07, the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses (including due diligence expenses and syndication expenses) incurred by the Administrative Agent and each Arranger and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for any of the foregoing (which shall be limited to a single firm of primary counsel and, if reasonably determined by the Administrative Agent to be reasonably necessary, a single firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)), in connection with the structuring, arrangement and syndication of the credit facility provided for herein, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and any related documentation or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of counsel for any of the foregoing (which shall be limited to a single firm of primary counsel and, if reasonably determined by the Administrative Agent to be reasonably necessary, a single firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions), and, in the case of an actual or reasonably perceived conflict of interest, a single additional firm of counsel (or local counsel) for each group of affected parties that is similarly situated), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, in each case, that any such obligation of the Borrower with respect to expenses incurred in connection with the matters described in paragraph (b) of this Section shall be subject to the limitations set forth in such paragraph on the obligations of the Borrower to pay such expenses.

(b)
The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (which shall be limited to a single firm of counsel for all Indemnitees, taken as a whole, and, if reasonably determined by the Administrative Agent to be reasonably necessary, a single firm of counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole, and, in the case of an actual or reasonably perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict, a single additional firm of counsel (or local counsel) for each group of affected Indemnitees that are similarly situated), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facility provided for herein, the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary, or any other Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities and related expenses resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Parties (as determined by a court of competent jurisdiction in a final and nonappealable judgment), (y) a material breach of the obligations of such Indemnitee or any of its Related Parties under the Loan Documents (as determined by a court of competent jurisdiction in a final and nonappealable judgment) or (z) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrower, any of its Subsidiaries or any of their respective Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as the Administrative Agent, an Arranger or any other titled role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or a material breach of the obligations of such Indemnitee or any of its Related Parties under the Loan Documents (in each case, as determined by a court of competent jurisdiction in a final and nonappealable judgment)). If any Indemnitee shall have received any payment from the Borrower under this paragraph, such Indemnitee shall (and, in the case of any such Indemnitee that is not a party hereto, the Indemnitees that are party hereto and that are Related Parties thereof shall cause such Indemnitee to) refund all amounts received by it under this paragraph in excess of those to which it shall have been entitled under the terms of this paragraph. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)
To the extent that the Borrower fails to indefeasibly pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures and unused Commitments at the time (or most recently outstanding and in effect).
(d)
To the fullest extent permitted by applicable law, (i) the Borrower shall not assert, or permit any of its Affiliates or Related Parties to assert, and the Borrower hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such claims result from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Parties or a material breach of the obligations of such Indemnitee or any of its Related Parties under the Loan Documents (in each case, as determined by a court of competent jurisdiction in a final and nonappealable judgment), and (ii) no party hereto shall assert, or permit any of its Affiliates or other Related Parties to assert, and each hereby waives, any claim against any other party, or any of their Affiliates or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof, provided that nothing in this clause (ii) shall diminish obligations of the Borrower under paragraphs (a) and (b) of this Section.
(e)
All amounts due under this Section shall be payable within 30 days after written demand therefor, together with customary backup documentation in reasonable detail.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than as provided in Section 6.03, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), any Arranger and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of the Administrative Agent, any Arranger, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
(i) Subject to the conditions set forth in paragraph (b)(ii) of this Section, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned, except that, in the case of any assignment and delegation to any bank that is a member of the Farm Credit System, the Borrower may give or withhold its consent in its sole discretion) of:
(A)
the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender or an Affiliate of a Lender or if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, for any other assignment;
(B)
the Administrative Agent;
(C)
each Issuing Bank, in the case of any assignment of all or a portion of a Commitment or any Lender’s obligations in respect of its LC Exposure; and
(D)
the Swingline Lender, in the case of any assignment of all or a portion of a Commitment or any Lender’s obligations in respect of its Swingline Exposure.
(ii)
Assignments shall be subject to the following additional conditions:
(A)
except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;
(B)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender, provided further that the Administrative Agent may at its sole discretion waive such processing and recordation fee; and
(D)
the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.
(iii)
Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)
The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)
Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and, if required under clause (C) of paragraph (b)(ii) of this Section, the processing and recordation fee, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section, provides for an assignment and delegation to a Defaulting Lender or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee. Any assignment by a Lender pursuant to this Section shall not in any way constitute a novation, discharge, rescission, extinguishment or substitution of any Indebtedness or other obligation so assigned, and any Indebtedness or other obligation so assigned shall continue to be the same Indebtedness or other obligation and not a new Indebtedness or other obligation.
(c)
(i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more Persons (other than a Defaulting Lender, a natural person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, the Borrower or any Subsidiary or other Affiliate of the Borrower) (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) in the case of any participation to any bank that is a member of the Farm Credit System, such Lender shall have received prior written consent of the Borrower (such consent to be given or withheld in the sole discretion of the Borrower), except that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, (B) such Lender’s obligations under this Agreement shall remain unchanged, (C) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (D) subject to Section 9.04(c)(iii), the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall, subject to Section 9.04(c)(iii), provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or modification of this Agreement that requires the consent of each directly affected Lender pursuant to clause (i), (ii) or (iii) of the first proviso to Section 9.02(b) and directly adversely affects such Participant and (y) no other agreement with respect to any amendment, waiver or modification of this Agreement may exist between such Lender and such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
(ii)
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment,

Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.
(iii)
Notwithstanding anything in this Section 9.04 to the contrary, any bank that is a member of the Farm Credit System that (A) has purchased a participation in the minimum amount of $10,000,000 on or after the Effective Date, (B) is, by written notice to the Borrower and the Administrative Agent (“Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a Voting Participant hereunder, (C) receives the prior written consent of the Borrower (such consent to be given or withheld in the sole discretion of the Borrower) to become a Voting Participant, provided that no consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, and (D) receives the prior written consent of the Administrative Agent to become a Voting Participant (to the extent such consent would be required pursuant to Section 9.04(b) if such transfer were an assignment rather than a sale of a participation) shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action (any bank that is a member of the Farm Credit System so entitled to vote being called a “Voting Participant”). To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (1) state the full name, as well as all contact information required of an assignee as set forth in Exhibit A hereto and (2) state the Dollar amount of the participation purchased. The Borrower and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph.
(d)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other reserve bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facility provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement (other than Sections 2.14, 2.16 and 9.03) and the other Loan Documents, and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(f). In addition, notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, in the event that on the Maturity Date any Letter of Credit shall be a Backstopped Letter of Credit, then, unless on such date any unreimbursed LC Disbursement shall have been outstanding thereunder, such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement (other than Sections 2.14, 2.16 and 9.03) and the other Loan Documents and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(f). The provisions of Sections 2.14, 2.15, 2.16, 9.03 and 9.20 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Signatures. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreement with respect to fees or the syndication of the credit facility provided for herein constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any commitment advices delivered in connection with the credit facility established hereunder. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of all the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)
The words “execute”, “execution”, “signed”, “signature”, “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Borrower (such approval not to be unreasonably withheld) and the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent, any Lender or the Borrower, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations the Borrower are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claims, controversy, dispute or causes of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)
Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and, notwithstanding the foregoing, may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. The Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors on a need-to-know basis, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Section or be subject to a professional obligation of confidentiality (and the Administrative Agent, such Lender or such Issuing Bank, as applicable, shall be responsible for their compliance herewith), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance

Commissioners) (in which case (other than in the case of a bank audit), the Administrative Agent, such Lender or such Issuing Bank, as the case may be, agrees to inform the Borrower promptly thereof to the extent lawfully permitted to do so and to the extent practicable under the circumstances), (c) to the extent required by applicable law or by any subpoena or similar legal process (in which case, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, shall inform the Borrower promptly thereof to the extent lawfully permitted to do so and, to the extent practicable under the circumstances, prior to such disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided for herein, (h) in the case of the terms of the credit facility established hereunder and other information customarily reported to such Persons, to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration of the Loan Documents, (i) with the consent of the Borrower or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower or any of its Related Parties. For purposes of this Section, “Information” means all information received from the Borrower or any of its Related Parties relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by or on behalf of the Borrower or any of its Related Parties and other than information pertaining to the terms of this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on the Administrative Agent or any Arranger, such parties may disclose Information as provided in this Section. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.

SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14 USA PATRIOT Act; Anti-Money Laundering Laws Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act or any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act or such Anti-Money Laundering Laws.

SECTION 9.15 No Fiduciary Relationship. The Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and the Subsidiaries, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and the Subsidiaries, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Borrower or any of its Subsidiaries.

SECTION 9.16 Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by or on behalf of the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(b)
The Borrower and each Lender acknowledge that, if information furnished by the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Borrower has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform designated for Private Side Lender Representatives. The Borrower agrees, upon request of the Administrative Agent, to use commercially reasonable efforts to identify all information provided to the Administrative Agent by or on behalf of the Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Borrower without liability or responsibility for the independent verification thereof.

SECTION 9.17 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.18 Certain ERISA Matters.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Restricted Subsidiary, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)
In addition, unless either (1) clause (i) in paragraph (a) of this Section is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in paragraph (a) of this Section, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Restricted Subsidiary, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.19 Amendment and Restatement. The parties hereto agree that, on the Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (b) all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement; and (c) the “Commitments” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall be adjusted as necessary such that, on and as of Effective Date, the Commitments hereunder shall be as set forth on Schedule 2.01. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment and restatement of the Existing Credit Agreement made under and in accordance with the terms of Section 9.02 of the Existing Credit Agreement.

SECTION 9.20 Erroneous Payments.

(a)
Each Lender, each Issuing Bank and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or Issuing Bank (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) in the case of clauses (x) and (y), solely in the case of any Payment Recipient other than the Borrower, any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.20(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above; provided, further, that the provisions of this Section 9.20 shall not apply to any funds received by the Borrower as proceeds of Loans and as to which Section 2.06(b) applies. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)
Without limiting paragraph (a) above, each Payment Recipient agrees that, in the case of paragraph (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)
In the case of either paragraph (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person that received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient (in the case of any such Erroneous Payment (or portion thereof) received by the Borrower, only from and after the date the Borrower receives notice from the Administrative Agent pursuant to paragraph (a) above with respect to such Erroneous Payment) to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with paragraph (c) above, from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this paragraph (d) above shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this paragraph (d) above shall govern in the event of any conflict with the terms and conditions of Section 9.04 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)
Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.20 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the obligations under the Loan Documents and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the obligations, the obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the obligations under the Loan Documents.
(f)
Each party’s obligations under this Section 9.20 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.
(g)
Nothing in this Section 9.20 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WEYERHAEUSER COMPANY,

By:	/s/ Scott Nickel
	Name:	Scott Nickel
	Title:	Vice President and Treasurer

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as the Administrative Agent, the Swingline Lender and an Issuing Bank

By:	/s/ Andrew Payne
	Name:	Andrew Payne
	Title:	Managing Director

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kathryn DuFour
	Name:	Kathryn DuFour
	Title:	Vice President

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender and an Issuing Bank

By:	/s/ Michael Lahaie
	Name:	Michael Lahaie
	Title:	Managing Director

By:	/s/ Vinicius Araujo
	Name:	Vinicius Araujo
	Title:	Vice President

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

JPMORGAN CHASE BANK, N.A., as a Lender and an Issuing Bank

By:	/s/ Nikhil Tanawade
	Name:	Nikhil Tanawade
	Title:	Vice President

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

MUFG BANK, LTD., as a Lender and an Issuing Bank

By:	/s/ George Stoecklein
	Name:	George Stoecklein
	Title:	Managing Director

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ James Ferguson
	Name:	James Ferguson
	Title:	SVP

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Jun Ashley
	Name:	Jun Ashley
	Title:	Director

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Todd Kennedy
	Name:	Todd Kennedy
	Title:	Managing Director

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

TRUIST BANK, as a Lender

By:	/s/ Anika Kirs
	Name:	Anika Kirs
	Title:	Director

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeffrey Walker
	Name:	Jeffrey Walker
	Title:	Vice President

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jonathan Dworkin
	Name:	Jonathan Dworkin
	Title:	Authorized Signatory

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Tak Cheng
	Name:	Tak Cheng
	Title:	Senior Vice President

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Jeffrey Leets
	Name:	Jeffrey Leets
	Title:	Vice President

WEYERHAEUSER COMPANY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (2025)

Schedule 1.01

Unrestricted Subsidiaries

None.

Schedule 1.01

Schedule 2.01

Lenders; Revolving Commitments

Lender	Revolving Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$152,500,000.00	8.714285714%
Bank of America, N.A.	$152,500,000.00	8.714285714%
Coöperatieve Rabobank U.A., New York Branch	$152,500,000.00	8.714285714%
JPMorgan Chase Bank, N.A.	$152,500,000.00	8.714285714%
MUFG Bank, Ltd.	$152,500,000.00	8.714285714%
PNC Bank, National Association	$152,500,000.00	8.714285714%
Sumitomo Mitsui Banking Corporation	$152,500,000.00	8.714285714%
The Bank of Nova Scotia	$152,500,000.00	8.714285714%
Truist Bank	$152,500,000.00	8.714285714%
U.S. Bank National Association	$152,500,000.00	8.714285714%
Goldman Sachs Bank USA	$85,000,000.00	4.857142857%
Morgan Stanley Bank, N.A.	$85,000,000.00	4.857142857%
The Bank of New York Mellon	$27,500,000.00	1.571428571%
The Northern Trust Company	$27,500,000.00	1.571428571%
TOTAL:	$1,750,000,000.00	100.000000000%

Schedule 2.01

Schedule 2.05

LC Commitments

Issuing Bank	LC Commitment
Wells Fargo Bank, National Association	$37,500,000.00
Coöperatieve Rabobank U.A., New York Branch	$37,500,000.00
JPMorgan Chase Bank, N.A.	$37,500,000.00
MUFG Bank, Ltd.	$37,500,000.00
TOTAL:	$150,000,000.00

Schedule 2.05

Schedule 3.06

Litigation

None.

Schedule 3.06

EXHIBIT A

to the Amended and Restated Revolving Credit Facility Agreement

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment”) is dated as of the “Effective Date” inserted below by the Administrative Agent (the “Effective Date”) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 hereto (the “Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date, (a) the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the facility identified below (including, without limitation, any Letters of Credit and Swingline Loans included in such facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment or the Credit Agreement, without representation or warranty by the Assignor.

1.
Assignor:
2.
Assignee:

and is [a Lender][an Affiliate of [Identify Lender]][an Approved Fund]1

3.
Borrower: Weyerhaeuser Company, a Washington corporation
4.
Administrative Agent: Wells Fargo Bank, National Association, as the Administrative Agent under the Credit Agreement
5.
Credit Agreement: The Amended and Restated Revolving Credit Facility Agreement, dated as of June 30, 2025, among Weyerhaeuser Company, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent

1 Select as applicable.

6.
Assigned Interest:

Facility[2]	Aggregate Amount of Revolving Commitments/Revolving Loans of all Lenders	Amount of Revolving Commitment/Revolving Loans Assigned[3]	Percentage Assigned of Revolving Commitments/ Revolving Loans of all Lenders[4]
Revolving Commitments/ Revolving Loans	$	$	%

Effective Date: , 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH DATE SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

2 In the event any new Class of Loans is established under Section 2.21 of the Credit Agreement, refer to the Class of Loans assigned.

3 Must comply with the minimum assignment amounts set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.

4 Set forth, to at least nine decimals, as a percentage of the Revolving Commitments/Revolving Loans of all Lenders.

The terms set forth in this Assignment are hereby agreed to:

[NAME OF ASSIGNOR],
as Assignor,

By:
Name:
Title:

[Signature Page - Assignment and Assumption]

[NAME OF ASSIGNEE],
as Assignee,

By:
Name:
Title:

[Signature Page - Assignment and Assumption]

Consented to and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

By:
Name:
Title:

[Signature Page - Assignment and Assumption]

[Consented to:

WEYERHAEUSER COMPANY,
as Borrower

By:
Name:
Title:][1]

[1] To be included only if Section 9.04(b)(i)(A) of the Credit Agreement requires the consent of the Borrower.

Consented to:2

[WELLS FARGO BANK, NATIONAL
ASSOCIATION], as Issuing Bank[3]

By:
Name:
Title:]

Consented to:4

[WELLS FARGO BANK, NATIONAL
ASSOCIATION], as Swingline Lender

By:
Name:
Title:

2 To be included only if Section 9.04(b)(i)(C) of the Credit Agreement requires the consent of the Issuing Banks.

3 If Section 9.04(b)(i)(C) of the Credit Agreement requires the consent of the Issuing Banks add signature blocks for the other Issuing Banks, if any.

4 To be included only if Section 9.04(b)(i)(D) of the Credit Agreement requires the consent of the Swingline Lender.

[Signature Page - Assignment and Assumption]

ANNEX 1

to the Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

(a)
Representations and Warranties.
(i)
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, other than the representations and warranties made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document (other than this Assignment) or any collateral thereunder, (iii) the financial condition of the Borrower, any Subsidiary or any other Affiliate of the Borrower or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower or any Subsidiary or any other Affiliate of the Borrower or any other Person obligated in respect of any Loan Document of any of their respective obligations thereunder.
(ii)
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee and satisfies all the other requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (v) it has experience and expertise in the making of or investing in commitments or loans such as the Assigned Interest, as the case may be, (vi) it has, independently and without reliance upon the Administrative Agent, the Arrangers, the Assignor or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decisions to enter into this Assignment and to purchase the Assigned Interest, (vii) it has attached to this Assignment any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.16(f) thereof), duly completed and executed by the Assignee, (viii) it will acquire the Assigned Interest for its own account in the ordinary course and without a view to distribution of the Assigned Interest within the meaning of the Securities Act or the Exchange Act or other United States federal securities laws (it being understood that, subject to the provisions of Section 9.04 of the Credit Agreement, the disposition of the Assigned Interest or any interests therein shall at all times remain within its exclusive control) and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Arrangers, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under any Loan Document, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.
(b)
Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
(c)
General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted in accordance with the Credit Agreement. This Assignment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Assignment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXHIBIT B

to the Amended and Restated Revolving Credit Facility Agreement

[FORM OF] BORROWING/INTEREST ELECTION REQUEST/PREPAYMENT NOTICE

Wells Fargo Bank, National Association, as Administrative Agent [Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit Facility Agreement, dated as of June 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser Company, a Washington corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

☐	Borrowing Request: The Borrower hereby gives you notice pursuant to Section [2.03][2.04] of the Credit Agreement that it requests the following [Revolving Borrowing][Swingline Loan]:
	1. Aggregate principal amount of Borrowing:		$
2. Date of Borrowing (To be a Business Day):
3. Type of Borrowing (Base Rate, Term SOFR, Daily Simple SOFR or Swingline):
4. Initial Interest Period (For Term SOFR Borrowing):
5. Location and number of the account to which proceeds of the
	requested Borrowing are to be disbursed:	[Name of Bank]
		(Acct. No.:			)

	[6. Existing Swingline Loans to be paid:			][1]

	[7. Name of disbursing Issuing Bank:			][2]

1 Applicable only to Base Rate Revolving Borrowings or Daily Simple SOFR Revolving Borrowings to the extent requested to finance the repayment or prepayment of any Swingline Loan.

2 Applicable only to Base Rate Revolving Borrowings, Daily Simple SOFR Revolving Borrowings or Swingline Loans, in either case, to the extent requested to finance the reimbursement of an LC Disbursement pursuant to Section 2.05(f) of the Credit Agreement.

☐

Interest Election Request: The Borrower hereby gives you notice pursuant to Section 2.07 of the Credit Agreement that it requests the conversion or continuation of a Revolving Borrowing, and specifies the following information with respect to such Borrowing and each resulting Borrowing:

1. Revolving Borrowing to which this request applies:
	Principal Amount:	$
Type (Base Rate, Daily Simple SOFR or Term SOFR):
Interest Period (Specify last day of current Interest Period):
2. Effective date of this election (Business Day):
3. Resulting Revolving Borrowing[s]:
	Principal Amount:	$
Type (Base Rate, Term SOFR or Daily Simple SOFR):
Interest Period (For Term SOFR Borrowing):

☐

Prepayment: The Borrower hereby gives you notice pursuant to Section 2.10 of the Credit Agreement that it intends to prepay the following [Revolving Borrowing][Swingline Loan] under the Credit Agreement:

	1. Aggregate principal amount of Borrowing:	$
2. Date of Prepayment (To be a Business Day):
3. Type of Borrowing (Base Rate, Term SOFR, Daily Simple SOFR or Swingline):

Very truly yours,

WEYERHAEUSER COMPANY

By:
Name:
Title:

EXHIBIT C-1

to the Amended and Restated Revolving Credit Facility Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Facility Agreement, dated as of June 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser Company, a Washington corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:		, 20[ ]

EXHIBIT C-2

to the Amended and Restated Revolving Credit Facility Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Facility Agreement, dated as of June 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser Company, a Washington corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:		, 20[ ]

EXHIBIT C-3

to the Amended and Restated Revolving Credit Facility Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Facility Agreement, dated as of June 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser Company, a Washington corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:		, 20[ ]

EXHIBIT C-4

to the Amended and Restated Revolving Credit Facility Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Facility Agreement, dated as of June 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser Company, a Washington corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:		, 20[ ]

EXHIBIT D

to the Amended and Restated Revolving Credit Facility Agreement

[FORM OF] COMPLIANCE CERTIFICATE

The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.

Reference is made to the Amended and Restated Revolving Credit Facility Agreement, dated as of June 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser Company, a Washington corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.

The undersigned Financial Officer of the Borrower hereby certifies as of the date hereof, solely in such capacity and not in a personal capacity and without personal liability, as follows:

1.
I am a Financial Officer of the Borrower.
2.
I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and the Restricted Subsidiaries during the [fiscal year of the Borrower ended [ ]][fiscal quarter of the Borrower ended [ ]] (the “Applicable Accounting Period”). I have no knowledge of the existence of any condition or event that constitutes a Default or Event of Default as of the date of this Compliance Certificate[, except as set forth in a separate attachment, if any, to this Compliance Certificate, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto]1.
3.
The calculations set forth on Annex A attached hereto of (a) Total Adjusted Shareholders’ Equity as of the last day of the Applicable Accounting Period, (b) Total Funded Indebtedness as of the last day of the Applicable Accounting Period and (c) the ratio of Total Funded Indebtedness as of the last day of the Applicable Accounting Period to the sum of Total Adjusted Shareholders’ Equity and Total Funded Indebtedness, in each case, as of the last day of the Applicable Accounting Period are true and accurate on and as of the date of this Compliance Certificate.

1 Specify the nature and extent of any existing Default, if any, and any corrective action taken or proposed to be taken with respect thereto.

The foregoing certifications are made and delivered on [ ], pursuant to Section 5.01(c) of the Credit Agreement.

WEYERHAEUSER COMPANY

By:
Name:
Title:

ANNEX A TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

($ Amounts in Millions)
Total Adjusted Shareholders’ Equity: (a) – (b) – (c) – (d) =	$[___]
(a)
consolidated shareholders’ equity of the Borrower that would be reported as “total equity” on the consolidated balance sheet of the Borrower prepared as of the last day of the Applicable Accounting Period in accordance with GAAP:
$[___]
(b)
exclude any cumulative other comprehensive income (loss), in each case as reflected on the consolidated balance sheet of the Borrower prepared as of the last day of the Applicable Accounting Period in accordance with GAAP:
$[___]
(c) exclude treasury common shares in the Borrower:	$[___]
(d) exclude the aggregate net book value (after deducting any reserves applicable thereto) of investments in Unrestricted Subsidiaries:	$[___]
Minimum Required:	$3,000
Total Funded Indebtedness: (a) + (b) + (c) – (d) – (e) – (f) =	$[___]
(a)
Loans and any other Indebtedness of the Borrower and the Restricted Subsidiaries that would be reported as “long-term debt” on the consolidated balance of the Borrower prepared as of the last day of the Applicable Accounting Period in accordance with GAAP:
$[___]
(b)
Any Indebtedness of the Borrower and the Restricted Subsidiaries that would be reported as “current maturities of long-term debt” on the consolidated balance of the Borrower prepared as of the last day of the Applicable Accounting Period in accordance with GAAP:
$[___]
(c)
Any Indebtedness of the Borrower and the Restricted Subsidiaries that would be reported as “short-term debt” on the consolidated balance of the Borrower prepared as of the last day of the Applicable Accounting Period in accordance with GAAP:
$[___]
(d) To the extent included in (a), (b) or (c), Indebtedness of Unrestricted Subsidiaries:	$[___]
(e)
To the extent included in (a), (b) or (c), Indebtedness that is non-recourse to the Borrower and the Restricted Subsidiaries, including any Indebtedness reported as “long-term debt (nonrecourse to the company) held by variable interest entities” or “current debt (nonrecourse to the company) held by variable interest entities” on the consolidated balance sheet of the Borrower prepared as of the last day of the Applicable Accounting Period in accordance with GAAP:
$[___]
(f) To the extent included in (a), (b) or (c), Indebtedness secured by Timber Installment Notes Collateral in an amount equal to at least 90% of the outstanding principal amount thereof:	$[___]
Ratio of Total Funded Indebtedness to Sum of Total Adjusted Shareholders’ Equity and Total Funded Indebtedness: (a) / (b) =	[___]%
(a) Total Funded Indebtedness:	$[___]
(b) Sum of Total Adjusted Shareholders’ Equity and Total Funded Indebtedness:	$[___]
Maximum Permitted:	65%